U.S. Securities and Exchange Commission
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12
The E.W. Scripps Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:
☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
INTERNET AVAILABILITY OF PROXY MATERIALS
VOTING PROCEDURES
SOLICITATION OF PROXIES
PROPOSAL 1
REPORT ON THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
REPORT ON THE SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
REPORT ON THE BOARD OF DIRECTORS AND ITS COMMITTEES
CORPORATE GOVERNANCE
AUDIT COMMITTEE MATTERS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
COMPENSATION DISCUSSION AND ANALYSIS
Grants of Plan-Based Awards
REPORT ON COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT ON RELATED PARTY TRANSACTIONS
PROPOSAL 2 To Adopt The E. W. Scripps Company’s 2010 Long-Term Incentive Plan
REPORT ON SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE
ENGAGEMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
REPORT ON SHAREHOLDER PROPOSALS FOR 2010 ANNUAL MEETING
OTHER MATTERS
THE E. W. SCRIPPS COMPANY 2010 LONG-TERM INCENTIVE PLAN

THE E. W. SCRIPPS COMPANY

Scripps Center
312 Walnut Street
Cincinnati, Ohio 45202

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 13, 2010

TO THE SHAREHOLDERS OF THE E. W. SCRIPPS COMPANY

The Annual Meeting of the Shareholders of The E. W. Scripps Company (the “Company”) will be held at the Queen City Club, 331 East Fourth Street, Cincinnati, Ohio, on Thursday, May 13, 2010, at 10:00 a.m., local time, for the following purposes:

1. to elect directors;

2. to adopt The E. W. Scripps Company’s 2010 Long-Term Incentive Plan; and

3. to transact such other business as may properly come before the meeting.

The board of directors has fixed the close of business on March 19, 2010, as the record date for the determination of shareholders who are entitled to notice of and to vote at the meeting and any adjournment thereof.

If you plan to attend the meeting and need special assistance because of a disability, please contact the secretary’s office at secretary@scripps.com.

We are furnishing our proxy materials to you under Securities and Exchange Commission rules that allow companies to deliver proxy materials to their shareholders on the Internet. On or about March 24, 2010, you were provided with a Notice of Internet Availability of Proxy Materials (“Notice”) and provided access to our proxy materials over the Internet. The proxy materials include the 2009 Annual Report to Shareholders and the Proxy Statement.

We encourage you to attend the Annual Meeting. However, it is important that your shares be represented whether or not you are personally able to attend. Even if you plan to attend the Annual Meeting, please vote as instructed on the Notice, via the internet or the telephone as promptly as possible to ensure that your vote is recorded. Alternatively, you may follow the procedures outlined in the Notice to request a paper proxy card to submit your vote by mail. If you attend the meeting and your shares are registered in your name, you may withdraw your proxy at that time and vote your shares in person.

Your proxy is being solicited by the board of directors.

Mary Denise Kuprionis, Esq.
Vice President, Secretary,
Chief Ethics & Compliance Officer

March 24, 2010

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 13, 2010
The Proxy Statement and Annual Report to Shareholders are available without charge at http://www.proxydocs.com/ssp

The E. W. Scripps Company

312 Walnut Street
Cincinnati, Ohio 45202

PROXY STATEMENT

2010 ANNUAL MEETING
MAY 13, 2010

This Proxy Statement is being furnished in connection with the solicitation of proxies by the board of directors of The E. W. Scripps Company, an Ohio corporation (the “Company”), for use at the Company’s Annual Meeting of Shareholders (the “Annual Meeting”) which will be held on Thursday, May 13, 2010, at the Queen City Club, 331 East Fourth Street, Cincinnati, Ohio, at 10:00 a.m. local time.

The close of business on March 19, 2010, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

INTERNET AVAILABILITY OF PROXY MATERIALS

We are furnishing proxy materials to our shareholders primarily via the Internet under rules adopted by the U.S. Securities and Exchange Commission, instead of mailing printed copies of those materials to each shareholder. On March 24, 2010, we mailed to our shareholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including our Proxy Statement and our Annual Report to Shareholders. The Notice of Internet Availability of Proxy Materials also instructs you on how to access your proxy card to vote via the Internet or by telephone.

This process is designed to expedite shareholders’ receipt of proxy materials, lower the cost of the Annual Meeting and help conserve natural resources. If you would prefer to continue to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

VOTING PROCEDURES

On March 19, 2010, the Company had outstanding 44,876,258 Class A Common Shares, $.01 par value per share (“Class A Common Shares”), and 11,932,735 Common Voting Shares, $.01 par value per share (“Common Voting Shares”). Holders of Class A Common Shares are entitled to elect the greater of three or one-third of the directors of the Company but are not entitled to vote on any other matters except as required by Ohio law. Holders of Common Voting Shares are entitled to elect all remaining directors and to vote on all other matters requiring a vote of shareholders. Each Class A Common Share and Common Voting Share is entitled to one vote upon matters on which such class of shares is entitled to vote.

SOLICITATION OF PROXIES

The solicitation of proxies is made by and on behalf of the board of directors. The Company will pay the cost of the solicitation of proxies, including the cost of printing and mailing proxy materials. In addition to the solicitation of proxies by mail, solicitation may be made by directors, officers and other employees of the Company by personal interview, telephone or facsimile. No additional compensation will be paid to such persons for such solicitation. The Company will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of shares. The Company has retained Georgeson Inc., at an estimated cost of $2,000, to assist the Company in the solicitation of proxies from brokers, nominees, institutions and individuals.

PROPOSAL 1

Election of Directors

A board of nine directors is to be elected, three by the holders of Class A Common Shares voting separately as a class and six by the holders of Common Voting Shares voting separately as a class. The nominating & governance committee recommended to the board of directors each of the nominees set forth below. In the election, the nominees receiving the greatest number of votes will be elected. Each director’s term lasts until the 2011 Annual Meeting of Shareholders.

Each proxy for Class A Common Shares executed and returned by a holder of such shares will be voted for the election of the three directors hereinafter shown as nominees for such class of shares, unless otherwise indicated on such proxy. Each proxy for Common Voting Shares executed and returned by a holder of such shares will be voted for the election of the six directors hereinafter shown as nominees for such class of shares, unless otherwise indicated on such proxy. Although the board of directors does not contemplate that any of the nominees hereinafter named will be unavailable for election, in the event that any such nominee is unable to serve, the proxies will be voted for the remaining nominees and for such other person(s), if any, as the board may propose.

REPORT ON THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

The following table sets forth certain information as to each of the nominees for election to the board of directors.

		Director	Principal Occupation or Occupation/Business
Name	Age	Since	Experience for Past Five Years

Nominees for Election by Holders of Class A Common Shares
Roger L. Ogden (1)	64	2008	Retired since July 2007, President and General Manager KUSA Denver from August 1997 until July 2005, President and CEO Gannett Broadcasting from July 2005 until July 2007, Senior Vice President of Design, Innovation and Strategy for Gannett Co., Inc. from June 2006 until July 2007.
J. Marvin Quin	62	2009	Retired since May 2008, Chief Financial Officer of Ashland Inc. from 1992 until April 2008. Mr. Quin held various executive positions with Ashland from June 1972 through May 2008.
Kim Williams (2)	54	2008	Retired since 2001, Senior Vice President, Partner, and Associate Director of Global Industry Research at Wellington Management Company, LLP from 1995 until 2001, Senior Vice President, Partner, Global Industry Analyst from 1986 until 1995.

Nominees for Election by Holders of Common Voting Shares
Richard A. Boehne	53	2008	President and Chief Executive Officer of the Company since July 2008. He was Executive Vice President and Chief Operating Officer from April 2006 to June 2008 and was an Executive Vice President from February 1999 until June 2008.
John H. Burlingame (3)(4)	76	1988	Retired Partner since January 2003, Active Retired Partner from January 2000 to December 2002, Senior Partner from January 1998 to December 1999, Partner from June 1997 through December 1997 and Executive Partner from 1982 through 1997 of Baker & Hostetler LLP (law firm).
John W. Hayden (5)	52	2008	Chief Executive Officer of The Midland Company since March 1998. Midland’s insurance operations do business as the American Modern Insurance Group. Mr. Hayden has served Midland and its subsidiaries in various capacities with progressively increasing responsibilities since 1981 including as Chief Executive Officer of American Modern Group since 1998.
Mary McCabe Peirce (3)(4)(6)	61	2008	Trustee of The Edward W. Scripps Trust.
Nackey E. Scagliotti (3)(4)(6)	64	1999	Retired since January 2009, Chair of the board of directors of The Union Leader Corporation (New Hampshire publisher of daily, Sunday and weekly newspapers) from May 1999 to December 2008, director from December 1992 through December 2008, Assistant Publisher from 1996 to May 1999. Former President (1999 through 2003) and Publisher (1999 and 2000) of Neighborhood Publications, Inc. (New Hampshire publisher of weekly newspapers).
Paul K. Scripps (6)(7)	64	1986	Retired since January 2002, Vice President, Newspapers of the Company from November 1997 to December 2001 and Chairman from December 1989 to June 1997 of a subsidiary of the Company.

(1)	Mr. Ogden is a director of Chyron Corporation (a provider of broadcast graphics hardware, software and associated services to the television industry).

(2)	Ms. Williams is a director of Weyerhauser Company (a forest products company) and a director of Xcel Energy, Inc. (a utility company).

(3)	Mr. Burlingame, Ms. Peirce and Ms. Scagliotti are directors of Scripps Networks Interactive, Inc.

(4)	Mr. Burlingame, Ms. Peirce and Ms. Scagliotti are the trustees of The Edward W. Scripps Trust.

(5)	Mr. Hayden is a director of The Midland Company (an insurance company), American Modern Insurance Group and Ohio National Financial Services (a mutual insurance and financial services company).

(6)	Ms. Peirce and Ms. Scagliotti are income beneficiaries of The Edward W. Scripps Trust and are first cousins. Mr. Scripps is a second cousin to Ms. Scagliotti and Ms. Peirce.

(7)	Mr. Scripps serves as a director of the Company pursuant to an agreement between The Edward W. Scripps Trust and John P. Scripps. See “Certain Transactions — John P. Scripps Newspapers.”

REPORT ON THE SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information with respect to persons known to management to be the beneficial owners, as of December 31, 2009, of more than 5 percent of the Company’s outstanding Class A Common Shares or Common Voting Shares. Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares shown therein as being beneficially owned by them.

			Common
	Class A		Voting
Name and Address of Beneficial Owner	Common Shares	Percent	Shares	Percent

The Edward W. Scripps Trust (1)	13,064,074	30.5%	10,693,333	89.6%
13350 Metro Parkway, Suite 301 Fort Meyers, Florida 33966-4796
Paul K. Scripps and	270	—	1,065,858	8.9%
John P. Scripps Trusts (2) 5360 Jackson Drive, Suite 206 La Mesa, California 91942
Barclays Global Investors, NA (3)	3,688,326	8.6%	—	—
400 Howard Street San Francisco, CA 94105
FMR LLC (4)	4,286,504	10.0%	—	—
82 Devonshire Street Boston, Massachusetts 02109

(1)	Under the Trust Agreement establishing The Edward W. Scripps Trust (the “Trust”), the Trust must retain voting shares sufficient to ensure control of the Company until the final distribution of the Trust estate unless earlier stock dispositions are necessary for the purpose of preventing loss or damage to such estate. The trustees of the Trust are John H. Burlingame, Mary McCabe Peirce and Nackey E. Scagliotti. The Trust will terminate upon the death of one individual, who is currently 92 years of age. Upon the termination of the Trust, substantially all of its assets (including all shares of capital stock of the Company held by the Trust) will be distributed to certain descendants. Certain of these descendants have entered into an agreement among themselves, other cousins and the Company which will restrict transfer and govern voting of Common Voting Shares to be held by them upon termination of the Trust and distribution of the Trust estate. See “Certain Transactions — Scripps Family Agreement.”

(2)	See footnote 5 to the table under “Security Ownership of Management.”

(3)	Barclays Global Investors, NA filed a Schedule 13G with the Securities and Exchange Commission with respect to the Company’s Class A Common Shares on February 5, 2009. The information in the table is based on the information contained in such filing for the year ended 2008. Such report states that Barclays Global Investors, along with its reporting subsidiaries and affiliates, has sole voting power over 3,037,397 shares and sole investment power over 3,688,326 shares.

(4)	FMR LLC filed a Schedule 13G with the Securities and Exchange Commission with respect to the Company’s Class A Common Shares on January 10, 2008. Such report states that FMR LLC has sole voting power over 457,332 shares and sole investment power over 4,286,504 shares. The shares in the table have been adjusted to reflect the 1 for 3 reverse share split of the Company’s outstanding Class A Common Shares that was approved by shareholders on July 15, 2008 and was effective on July 16, 2008.

REPORT ON THE SECURITY OWNERSHIP OF MANAGEMENT

The following information is set forth with respect to the Company’s Class A Common Shares and Common Voting Shares beneficially owned as of January 31, 2010, by each director and each nominee for election as a director of the Company, by each named executive, and by all directors and executive officers of the Company as a group. Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares shown therein as being beneficially owned by them. Also included in the table are shares owned by The Edward W. Scripps Trust, the trustees of which are directors of the Company.

					Total
					Class A		Common
Name of Individual or	Class A	Exercisable	Restricted	Phantom	Common		Voting
Number of Persons in Group	Common Shares(1)	Options(2)	Share Units(3)	Shares(4)	Shares(5)	Percent	Shares	Percent

Richard A. Boehne	53,575	1,147,101	348,837	—	1,549,513	3.6%	—	—
John H. Burlingame (6)	3,476	56,332	—	—	59,808	*	—	—
John W. Hayden	333	104,000	—	28,065	132,398	*	—	—
Roger L. Ogden	376	104,000	—	—	104,376	*	—	—
Mary McCabe Peirce (6)	—	104,000	—	—	104,000	*	—	—
J. Marvin Quin	10,200	—	7,961	6,691	24,852	*	—	—
Nackey E. Scagliotti (6)	133	61,026	—	—	61,159	*	—	—
Paul K. Scripps (7)	270	103,282	—	—	103,552	*	1,065,858	8.9%
Kim Williams	400	104,000	—	—	104,400	*	—	—
William Appleton	1,666	—	116,279	—	117,945	*
Mark G. Contreras	2,730	249,601	116,279	—	368,610	*	—	—
Lisa A. Knutson	22,306	85,441	116,279	—	224,026	*	—	—
Brian G. Lawlor	62,983	115,797	58,139	—	236,919	*	—	—
Douglas F. Lyons	14,769	131,600	58,140	—	204,509	*	—	—
Timothy E. Stautberg	37,595	225,817	116,279	—	379,691	*	—	—
All directors and executive officers as a group (15 persons) (8)	13,274,886	2,591,997	938,193	34,756	16,839,832	39.3%	11,759,191	98.5%

*	Shares owned represent less than 1 percent of the outstanding shares of such class of stock. At January 31, 2010, not including treasury shares, there were 42,837,724 Class A Common Shares outstanding and 11,932,735 Common Voting Shares outstanding.

(1)	The shares listed for each of the officers and directors represent his or her direct or indirect beneficial ownership of Class A Common Shares.

(2)	The shares listed for each of the executive officers and directors include Class A Common Shares underlying exercisable options at January 31, 2010 and options that will be exercisable within 60 days of January 31, 2010.

(3)	The shares listed for each of the executive officers and directors include Class A Common Shares underlying restricted share units that will vest within 60 days of January 31, 2010.

(4)	The shares listed are the shares held in the directors’ phantom share accounts that are the result of an election to defer compensation under the 1997 Deferred Compensation and Stock Plan for Directors.

(5)	None of the shares listed for any officer or director is pledged as security for any obligation, such as pursuant to a loan arrangement or agreement or pursuant to any margin account agreement.

(6)	These persons are trustees of the Trust and have the power to vote and dispose of the 13,064,074 Class A Common Shares and the 10,693,333 Common Voting Shares of the Company held by the Trust. Mr. Burlingame disclaims any beneficial interest in the shares held by the Trust.

(7)	The shares listed for Mr. Scripps include 68,132 Common Voting Shares and 132 Class A Common Shares held in various family trusts for the benefit of certain of his relatives and which Mr. Scripps disclaims beneficial ownership. The shares also include 67,014 Common Voting Shares and 138 Class A Shares held in family trusts of which he is a trustee and may claim a beneficial interest. The shares listed also include 930,712 Common Voting Shares held by four trusts established by his father and of which Mr. Scripps is a trustee. Mr. Scripps is the sole beneficiary of one of these trusts, holding 232,678 Common Voting Shares. He disclaims beneficial ownership of the shares held in the other three trusts.

(8)	The shares listed include the 13,064,074 Class A Common Shares and the 10,693,333 Common Voting Shares of the Company owned by The Edward W. Scripps Trust. Please see footnote 1 under Report on the Security Ownership of Certain Beneficial Owners for additional information.

REPORT ON THE BOARD OF DIRECTORS AND ITS COMMITTEES

2009 Board Meetings

During 2009, the board held four regularly scheduled meetings and two special meetings. All directors attended at least 75 percent of the meetings of the board and of the committees on which they served during the year ended December 31, 2009.

Executive Sessions of Directors

Executive sessions of nonmanagement directors are held regularly. The director who presides at these meetings is the chair of the board of directors or another director selected by the board at the time of such meeting.

Committee Charters

The charters of the audit, compensation and nominating & governance committees are available for review on the Company’s Web site at www.scripps.com by first clicking on “Shareholders,” and then on, “Corporate Governance,” and then on “Highlights.” Copies are available in print to any shareholder who requests a copy by contacting the Company’s secretary at secretary@scripps.com or by mail at 312 Walnut Street, Suite 2800, Cincinnati, Ohio, 45202.

Committees of the Board of Directors

Executive Committee.  Nackey E. Scagliotti (chair), Richard A. Boehne and John W. Hayden are the members of the executive committee. This committee may exercise all of the powers of the board in the management of the business and affairs of the Company between board meetings except the power to fill vacancies on the board or its committees. The executive committee meets only as necessary. During 2009, it did not hold any meetings.

Audit Committee.  J. Marvin Quin (chair), John W. Hayden and Kim Williams are the members of the audit committee. The purpose of the committee is to assist the board in fulfilling its oversight responsibility relating to (1) the integrity of the company’s financial statements and financial reporting process and the company’s systems of internal accounting and financial controls; (2) the performance of the internal audit services function; (3) the annual independent audit of the Company’s financial statements, the engagement of the independent auditors and the evaluation of the independent auditors’ qualifications, independence, performance and fees; (4) the compliance by the company with legal and regulatory requirements, including the Company’s disclosure controls and procedures; (5) the evaluation of enterprise risk issues; and (6) the fulfillment of all other responsibilities as outlined in its charter. The internal and independent auditors have unrestricted access to the audit committee. The committee meets privately with each of the independent auditors, the internal auditors and management. During 2009, the audit committee held seven meetings.

Compensation Committee.  Roger L. Ogden (chair), John H. Burlingame and Kim Williams are the members of the compensation committee. The committee is appointed by the board of directors to discharge the board’s responsibilities relating to compensation of the company’s directors and officers. The committee reviews and approves the company’s goals and objectives relevant to compensation of senior management and evaluates the performance of senior management in light of those goals and objectives. With respect to the senior managers, the committee establishes base compensation levels, the terms of incentive compensation plans and equity-based plans and post-service arrangements. The committee approves all awards under the Company’s Long-Term Incentive Plan and approves awards under the Company’s Executive Annual Incentive Plan. The committee reviews all of the components of the chief executive officer’s compensation, including goals and objectives and makes recommendations to the board of directors.

With respect to any funded employee benefit plan covering employees of the Company, the Committee has the definitive authority to appoint and terminate the named fiduciary or named fiduciaries of such plan(s). On an annual basis, the committee reviews the operation of the Company’s compensation program to evaluate its coordination and execution and reviews any management perquisites. The committee reviews succession planning relating to positions held by senior officers of the Company and reviews director compensation and makes recommendations with respect thereto to the board of directors. The committee has the authority to engage outside consultants to assist in determining appropriate compensation levels for the chief executive officer, other senior managers or directors. In 2009, the committee did not engage any consultants but received survey data from a consultant engaged by management. The committee is also responsible for producing an annual report for inclusion in the Company’s proxy statement and reviewing and approving the Compensation Discussion and Analysis and related compensation disclosures included in the Company’s proxy statement. During 2009, the compensation committee held six meetings.

Nominating & Governance Committee.  John W. Hayden (chair), Mary McCabe Peirce, Nackey E. Scagliotti and Paul K. Scripps are the members of the nominating & governance committee. The purpose of the committee is (1) to assist the board by identifying individuals qualified to become board members and to recommend director nominees to the board; (2) to recommend to the board corporate governance principles that might be applicable to the Company; (3) to lead the board in its annual review of the board’s performance; and (4) to recommend to the board nominees for each committee of the board. During 2009, the nominating & governance committee held three meetings.

CORPORATE GOVERNANCE

The board of directors is committed to good corporate governance, good business practices and transparency in financial reporting. The nominating & governance committee annually reviews the Company’s corporate governance principles, a copy of which is available on the Company’s Web site by first clicking on “Shareholders,” and then on, “Corporate Governance,” and then on “Highlights.” Copies are available in print to any shareholder who requests a copy by contacting the Company’s secretary at secretary@scripps.com or at 312 Walnut Street, Suite 2800, Cincinnati, Ohio, 45202.

Board Leadership

The board of directors has not combined the positions of its principal executive officer and board chairman and believes this leadership structure is appropriate and allows it to fulfill its duties effectively. The separation of duties allows the board to benefit from the current chair’s industry experience while allowing the CEO to devote undivided attention to a business that is undergoing dramatic changes.

Charitable Contributions

The Company has not made any charitable contributions, where the amount has exceeded $1 million or two percent of such charity’s consolidated gross revenues, to any charitable organization of which a director is an executive officer.

Code of Ethics

The Company demonstrates its commitment to operate at the highest ethical standards by enforcing the principles in its Code of Ethics which is applicable to all employees. The Company’s chief ethics and compliance officer is responsible for implementation and oversight of the ethics program. Additionally, the Company has in place a Code of Business Conduct and Ethics for the Chief Executive Officer and the

Senior Financial and Accounting Officers. It is the responsibility of the audit committee and the chief financial officer to make sure that this policy is operative and has effective reporting and enforcement mechanisms. Both the Code of Business Conduct and Ethics for the Chief Executive Officer and Senior Financial Officers and the Code of Ethics are available for review on the Company’s Web site and to any shareholder who requests a printed copy.

The Company believes it has an obligation to provide employees with the guidance and support needed to ensure that the best, most ethical choices are made at work. To support this commitment, the Company established a means for employees to submit confidential and anonymous reports of suspected or actual violations of the Company’s Code of Ethics relating, among other things, to: accounting and auditing matters; antitrust activity; confidentiality and misappropriation; conflict of interest; discrimination or harassment; diverting of product or business activity; embezzlement; employee relations; falsification of contracts, reports or records; gifts or entertainment; improper supplier or contractor activity; leadership or management issues; securities violations; sexual harassment; substance abuse; theft; or unsafe working conditions; violence or threat. To submit a report, an employee may call a toll-free number that is answered by a trained professional of EthicsPoint, an independent firm. This number (888-397-4911) is operational 24 hours a day, seven days a week. Employees may also raise questions online through the Internet (www.ethicspoint.com). The Company also provides employees a direct phone number to contact its chief ethics officer.

Communications with Directors

Shareholders and other interested parties wishing to communicate with the board of directors may do so by addressing letters to the secretary of the Company at secretary@scripps.com or by mail at 312 Walnut Street, Suite 2800, Cincinnati, Ohio, 45202. The board has instructed the secretary to review all communications so received (via e-mail or regular mail), and to exercise her discretion not to forward to the directors correspondence that is not germane to the business affairs of the Company. Correspondence not forwarded, will be retained for one year and any director may request the secretary to forward any and all such communications to the directors.

Director Attendance at Annual Meetings of Shareholders

The Company does not have a policy with regard to attendance by board members at the Annual Meeting of Shareholders. Ms. Scagliotti, Mr. Hayden and Mr. Boehne attended the Company’s 2009 annual meeting of shareholders.

Director Education

New directors attend a training session that introduces them to the Company’s operations and to the members of management. Thereafter, directors are informed on a regular basis of various director educational programs offered by governance and director organizations. The Company pays for the continuing education of its directors. The director orientation policy is reviewed by the nominating & governance committee annually.

Director Independence

The Company has determined that the following directors are independent under the standards established by the NYSE: John H. Burlingame, John W. Hayden, Roger L. Ogden, Mary McCabe Peirce, J. Marvin Quin, Nackey E. Scagliotti, Paul K. Scripps, and Kim Williams. Richard A. Boehne is the president and chief executive officer of the company and is the only non-independent member of the board of directors. All of the members of its nominating & corporate governance and compensation committee are independent under such standards.

Director Independence — Audit Committee

The board of directors of the Company has determined that none of the current members of the audit committee has any relationship with the Company that could interfere with his or her exercise of independence from management and the Company. Each of the members satisfies the definitions of independence set forth in the rules promulgated under the Sarbanes-Oxley Act and in the listing standards of the New York Stock Exchange. The board determined that each member of the committee is financially literate as defined under the current NYSE rules and that Mr. Quin is an audit committee financial expert as defined in the SEC rules adopted under the Sarbanes-Oxley Act.

Director Independence — Controlled Company Status

The New York Stock Exchange requires listed companies to have a majority of independent directors on their boards and to ensure that their audit committee, compensation committee and governance committee are composed of a majority of independent directors as well. A company that qualifies as a “controlled company” does not have to comply with these independence rules so long as it discloses to shareholders that the company qualifies as a “controlled company” and is relying on this exemption in not having a majority of independent directors on the board or a majority of independent directors on any of the aforementioned committees. A “controlled company” is a listed company of which more than 50 percent of the voting power is held by an individual, a group, or another company. The Edward W. Scripps Trust holds a majority of the Company’s outstanding Common Voting Shares, and as such the Company qualifies as a “controlled company” and may rely on the NYSE exemption. The Company is not relying at present on that exemption.

Director — Nominations

The nominating & governance committee will review any candidate recommended by the shareholders of the Company in light of the committee’s criteria for selection of new directors. If a shareholder wishes to recommend a candidate, he or she should send the recommendation, with a description of the candidate’s qualifications, to: Chair, Nominating & Governance Committee, c/o Ms. Mary Denise Kuprionis, The E. W. Scripps Company, 312 Walnut Street, Suite 2800, Cincinnati, Ohio 45202 or at secretary@scripps.com. In the past, the committee has hired an independent consultant to assist with the identification and evaluation of director nominees and may do so in the future.

Director Qualifications and Diversity

When selecting new director nominees, the nominating & governance committee considers requirements of applicable law and listing standards, as well as the director qualification standards highlighted in the Company’s corporate governance principles. The committee is responsible for reviewing with the board the requisite skills and characteristics of new board candidates as well as the diversity and composition of the board as a whole. A person considered for nomination to the board must be a person of high integrity. Other factors considered are independence, age, skills, and experience in the context of the needs of the board. The nominating & governance committee makes recommendations to the board regarding the selection of director nominees.

For each director nominee at the Company’s 2010 annual meeting of shareholders, the board considered each of the factors highlighted in the preceding paragraph, and in the descriptions of the nominees’ biographical information and work experience on pages 3 & 4, and determined that, if elected, the nominees would enable the board as a whole to perform its duties in an efficient and effective manner. Among other things, all of the nominees bring integrity and good business judgment to board discussions. More specifically, Mr. Ogden, Ms. Williams, Mr. Boehne, Ms. Peirce, Ms. Scagliotti and Mr. Scripps bring a working knowledge of the industry and/or have direct newspaper or television experience, Mr. Burlingame has legal experience, Mr. Hayden is an active chief executive officer and Mr. Quin brings financial expertise to the discussions.

Director Service on Other Audit Committees

None of the Company’s directors currently serves on the audit committees of more than three public companies.

NYSE Annual Written Affirmation

On May 26, 2009, the Company filed with the New York Stock Exchange the Annual Written Affirmation and the CEO Certification required under NYSE rules.

Risk Oversight — the Board’s Role

Risk oversight is a key responsibility of the board of directors. The audit committee of the board of directors manages this risk oversight function and monitors management’s guidelines and policies which assess and manage the Company’s potential risk exposures. Because this is a dynamic process, the company’s governance, enterprise risk management, compliance and ethics (“GRC”) committee reports quarterly to the audit committee and the GRC written report is included with the board’s quarterly meeting materials. The GRC committee is chaired by the Company’s chief ethics and compliance officer and members are division leaders and leaders of key function areas such as finance, human resources and information technology.

AUDIT COMMITTEE MATTERS

Responsibilities

The audit committee is comprised solely of independent directors and, among other things, is responsible for the following reviews, approvals and processes. Additionally, the audit committee members have reviewed the Company’s Code of Ethics and have established guidelines for receiving and reviewing reports on issues raised by employees using the Company’s HelpLine.

•	The engagement of the Company’s independent auditors.

•	The determination as to the independence and performance of the independent auditors.

•	The determination as to the performance of the internal auditors.

•	Review of the scope of the independent audit and the internal audit plan.

•	Preapproval of audit and nonaudit services.

•	Review of disclosure controls and procedures.

•	Review of management’s annual report on internal controls over financial reporting.

•	Review of annual SEC filings.

•	Review of quarterly SEC filings and other communications required to be reported to the committee by the independent auditors.

•	Review of certain regulatory and accounting matters with internal and independent auditors.

•	Consultation with independent auditors.

•	Preparation of its report for the proxy statement.

•	Committee performance evaluation.

•	Review of policies for employing former employees of the independent auditors.

•	Establishment of “whistleblowing” procedures.

•	Review of legal and regulatory compliance.

•	Review enterprise risk issues.

•	Review of certain transactions with directors and related parties.

In discharging its oversight responsibility as to the audit process, the audit committee reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2009, with the Company’s management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements. The committee also discussed with the Company’s internal auditor, and with Deloitte & Touche LLP (“Deloitte”), the Company’s independent registered public accounting firm for the year ended December 31, 2009, the overall scope and plan for their respective audits. The committee meets with the internal auditor and Deloitte, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Independence of the External Auditors

The committee has established a pre-approval policy and procedures for audit, audit-related and tax services that can be performed by the independent auditors without specific authorization from the committee subject to certain restrictions. The policy sets out the specific services pre-approved by the committee and the applicable limitations, while ensuring the independence of the independent auditors to audit the Company’s financial statements is not impaired.

Service Fees Paid to the Independent Registered Public Accounting Firm

The following table sets forth fees for all professional services rendered by Deloitte to the Company for the years ended December 31, 2009 and 2008.

	2009	2008

Audit fees	$1,213,300	$1,763,300
Audit-related fees	75,000	120,000

Total audit and audit-related fees	1,288,300	1,883,300
Tax fees	920,200	697,100

Total fees	$2,208,500	$2,580,400

Services Provided by Deloitte

All services provided by Deloitte are permissible under applicable laws and regulations. The Company has adopted policies and procedures for pre-approval of services by Deloitte. The fees paid to Deloitte shown in the table above were all pre-approved in accordance with these procedures and include:

Audit Fees — These are fees for professional services performed by Deloitte for the audit of the Company and certain subsidiary companies, review of financial statements included in the Company’s 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements. For 2008, the amounts also include audit fees associated with the Company’s separation of its networks and interactive media divisions into a separately traded company and the filing of a Registration Statement on Form 10 with the Securities and Exchange Commission.

Audit-Related Fees — These are fees for assurance and related services performed by Deloitte that are reasonably related to the performance of the audit or review of the Company’s financial statements. This includes: employee benefit and compensation plan audits paid by the Company; due diligence related to mergers and acquisitions; other attestations by Deloitte, including those that are required by statute, regulation or contract; and consulting on financial accounting/reporting standards and controls.

Tax Fees — These are fees for professional services performed by Deloitte with respect to tax compliance and tax returns. This includes review of original and amended tax returns for the Company and its consolidated subsidiaries; refund claims, payment planning/tax audit assistance; and tax work stemming from “Audit-Related” items.

These services are actively monitored (both spending level and work content) by the Audit Committee to maintain the appropriate objectivity and independence in Deloitte’s core work, which is the audit of the Company’s consolidated financial statements. The Committee also concluded that Deloitte’s provision of audit and non-audit services to the Company and its affiliates is compatible with Deloitte’s independence.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

In connection with the financial statements for the fiscal year ended December 31, 2009, the Audit Committee has:

(1) reviewed and discussed the audited financial statements with management; and

(2)	discussed with Deloitte the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA Professional Standards, Vol. 1 AU Section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

(3)	received the written disclosures and letter from Deloitte required by applicable requirements of the Public Accounting Oversight Board regarding Deloitte communication with the audit committee concerning independence, and has discussed with Deloitte independence.

Based upon these reviews and discussions, the audit committee approved, and the board of directors ratified, the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, with the United States Securities and Exchange Commission.

The Audit Committee

J. Marvin Quin, Chair
John W. Hayden
Kim Williams

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The compensation committee of the Company’s board of directors (collectively, the “Committee”) has submitted the following report for inclusion in this Proxy Statement:

Our Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on our Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, our Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The foregoing report is provided by the following directors, who constitute the Committee:

The Compensation Committee

Roger L. Ogden, Chair
John H. Burlingame
Kim Williams

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis explains the Company’s 2009 compensation program for Richard A. Boehne, our President and Chief Executive Officer; Timothy E. Stautberg, our Senior Vice President/Chief Financial Officer and Treasurer; Mark G. Contreras, our Senior Vice President/Newspapers; William Appleton, our Senior Vice President/General Counsel; and Lisa A. Knutson, our Senior Vice President/Human Resources. We refer to these individuals as our named executive officers.

Overview

We made a series of difficult decisions in 2009 in order to maintain the Company’s financial flexibility and demonstrate management’s leadership in financial discipline during a very challenging economic environment. These decisions, made out of an abundance of caution, were intended to improve the cash flow generated by our media businesses in the face of declining advertising revenue. For example:

•	Mr. Boehne proposed and the Board agreed to reduce his base salary by 15% and the other named executive officers voluntarily reduced their base salaries by 10%;

•	Each named executive officer voluntarily agreed in May 2009 to take an additional temporary base pay reduction equal to five days;

•	The 2009 annual incentive (bonus) opportunity for our named executive officers was eliminated in May 2009;

•	We eliminated the tax gross-up on the executives’ financial planning benefit;

•	The 401(k) match was suspended in April 2009, along with the match on base pay deferrals into the Executive Deferred Compensation Plan; and

•	We amended the pension plan and Supplemental Executive Retirement Plan (SERP) to freeze service accruals as of June 30, 2009 and to freeze compensation accruals after a five-year transition period ending December 31, 2014.

Finally, we adopted a so-called claw-back policy, under which an executive would forfeit certain incentive compensation in the event the executive’s misconduct caused us to restate our financial results.

Summary of Compensation Program

Objectives

The 2009 executive compensation program was designed to meet the following objectives that align with and support our strategic business goals:

•	Reduce our expense base in response to unprecedented declines in advertising revenue;

•	Attract and retain executives who lead our efforts to build long-term value for shareholders during these turbulent economic times; and

•	Reward increases in shareholder value.

Compensation Elements

The key elements of our executive compensation program were base salary, annual incentives, long-term incentives consisting of restricted stock/restricted stock units, and retirement benefits. The named executive officers also received certain perquisites, but these perquisites were not a key element of compensation. The chart below illustrates how each element of compensation fulfills our compensation objectives discussed above.

Program	Form	Fixed or Variable	Objectives

Base salary	Cash	Fixed	• Serves as attraction and retention incentive
• Rewards individual performance

Annual incentive	Cash	Variable	• Rewards annual operating results
• Emphasizes variable performance-based compensation

Restricted stock units/Restricted stock	Equity	Fixed	• Serves as attraction and retention incentive
• Aligns interests with shareholders

Retirement benefits, including the pension plan, the Supplemental Executive Retirement Plan and the Executive Deferred Compensation Plan	Cash	Fixed	• Serves as attraction and retention incentive

Use of Market Survey Data

We believe that each element of our compensation program should remain competitive in order to attract and retain key executive talent. To help determine the competitive market, the Committee has relied in the past on market compensation data for comparable executive positions within similarly-sized media companies.

Typically, the Committee reviews the market levels of compensation for the following components of our executives’ compensation: (i) base salary; (ii) total cash compensation, which is base salary plus annual incentive compensation; (iii) long-term incentive awards; and (iv) total direct compensation, which is total cash compensation plus long-term incentive awards. In 2009, however, the Compensation Committee used the market data to establish only long-term incentive awards — as base salary and annual incentives were reduced or eliminated in connection with our cost-cutting initiatives.

In November 2008, the Committee approved a new compensation peer group. The group consists of companies that operate in the broadcast television and/or newspaper industries and whose business models are similar to ours. The Company’s outside compensation consultant, along with our senior executives, reviewed a list of possible peer group members based on the Company’s current strategic direction, size and market for competitive talent. Senior executives, as well as the Chairman of the Committee, were interviewed independently to provide input on the possible peer group. Based on those interviews and the overall strategic direction of the Company, the initial peer group of 15 companies was selected. Two of these companies — GateHouse Media, Inc. and Hearst-Argyle Television, Inc. — have been removed from that initial list because they are no longer traded on an established securities market. The Committee believes that this new peer group is appropriate because: (i) the responsibilities of our executives correspond with the responsibilities of executives working in similar positions at the companies in this peer group and (ii) this peer group reasonably corresponds to the market for executive talent. The following table lists (in alphabetical order) the 13 companies included in the market survey data that was used to establish the long-term incentive opportunities for our named executive officers in 2009:

• A. H. Belo Corporation	• The McClatchy Company
• Belo Corp.	• Media General, Inc.
• Gannett Co., Inc.	• Meredith Corporation
• Gray Television, Inc.	• The New York Times Company
• Journal Communications, Inc.	• Nexstar Broadcasting Group, Inc.
• Lee Enterprises, Incorporated	• Sinclair Broadcast Group, Inc.
• LIN TV Group

Analysis of Each Compensation Element

Following is a brief summary of each element of the compensation program for our named executive officers.

Base Salary

We provide competitive base salaries to attract and retain key executive talent.

For 2009, as part of our cost-cutting initiative, we implemented a program to reduce the base salaries of our senior executives until business conditions improve. As a result, Mr. Boehne voluntarily agreed to reduce his base salary by 15% and the other named executive officers voluntarily agreed to reduce their base salaries by 10%. Moreover, our named executive officers voluntarily agreed in May 2009 to take an additional temporary base pay reduction equal to five days.

Given the continuing uncertain economic environment, the Compensation Committee did not make any base salary adjustments during the 2010 performance review of our named executive officers.

Annual Incentive

The Company typically maintains an annual incentive program, under which our named executive officers are eligible to receive annual cash payments based on the extent to which certain operational goals are achieved.

In February 2009, the Committee established the 2009 annual incentive program for our named executive officers. The 2009 program focused solely on individual strategic performance goals. These measures were intended to focus our named executive officers on our mid-term and long-term success and position the Company for the future even if short-term financial results were negatively impacted by current economic conditions.

In light of the Company’s cost-cutting initiatives, the target annual incentive opportunity for each named executive officer was reduced by 75% from 2008 levels. As a result, the 2009 target incentive opportunity for Mr. Boehne was 23.75% of his reduced base salary and the target incentive opportunity for each of the other named executive officers was 12.5% of his or her reduced base salary.

In May, at management’s suggestion, the Committee eliminated the 2009 annual incentive opportunity for the named executive officers. This difficult decision was made as part of a company-wide elimination of annual incentives to protect our financial health.

For 2010, the Company will establish an annual incentive program tied to a one-year free cash flow metric set above our free cash flow budget. No annual incentive will be awarded unless the cash flow metric is achieved. The payout is capped at 150% of the incentive opportunity.

Long-Term Incentives

The Company maintains the 1997 Long-Term Incentive Plan, which was most recently approved by our shareholders in 2008. In 2009, the Committee granted awards of time-based restricted stock units under this plan to the named executive officers. The Committee believes that a competitive long-term incentive program is an important component of total compensation because:

•	It enhances retention and rewards executives for increasing stock price and enhancing long-term value; and

•	It provides executives with an opportunity for stock ownership to align their interests with shareholders.

Long-Term Incentive Opportunities

In February 2009, the Compensation Committee approved the target value of the equity award for each named executive officer based on his or her position and level of responsibility, and the historical equity grants. Decisions regarding long-term incentive grants were based on role, amount of impact and retention objectives. In general, the Committee attempted to target the long-term incentive opportunities of the named executive officers to the median levels of the proxy peer group. Not all of the positions had sufficient corresponding proxy peer group matches, so the Committee used the data for the remaining executive group to adjust for internal pay equity among the executives, and then increased the amount by approximately $50,000 per executive to compensate for the cancellation of the annual incentive that was achieved for the second half of 2008. The Committee also extended the vesting schedule an additional year to four years. The 2009 target value of the long-term incentive opportunities for our named executive officers was as follows:

Target Value of
Named Executive Officer	Long-Term Incentive Opportunity

Boehne	$1,200,000
Stautberg	$400,000
Contreras	$400,000
Appleton	$400,000
Knutson	$400,000

The long-term incentive opportunity for each executive was converted into restricted stock units, which vest in equal installments on the first four anniversaries of the date of grant, provided that the executive remains employed with the Company or one of its subsidiaries on the applicable vesting dates. The Committee believed that these time-based restricted units would enhance our retention incentives during the economic downturn in light of the reduction of base salaries and annual incentive.

In 2010, the Company will convert the 2010 target value for each executive into a combination of 80% time-based restricted stock units and 20% performance-based restricted stock units with a one-year performance period tied to the Company-wide free cash flow budget. The value of the awards will be scaled back approximately 25% from 2009 levels to align our awards with the 2010 peer group market median levels. Vesting of the time-based restricted stock units will occur over a four-year time period and a similar vesting schedule applies to the performance based grant if the free cash flow budget is achieved.

Equity Grant Practices

The Compensation Committee typically grants annual equity awards at its February meeting. This meeting date is usually set two years in advance. The Committee has the discretion to delay the granting of equity compensation awards, depending on the timing of the release of material nonpublic information. For example, the Committee does not grant equity compensation awards in anticipation of the release of material nonpublic information. Similarly, the Company does not time the release of material nonpublic information based on equity award grant dates. As a result, although the Compensation Committee determined at its February 2009 meeting the value of the restricted stock units to be granted to executives, it delayed the actual grant date until after the release of the Company’s year-end results.

Additional Information

For more information on the equity awards granted to our named executive officers in 2009, please refer to the “Grants of Plan-Based Awards” table in this proxy statement. For information about the total number of equity awards outstanding as of the end of 2009 with respect to each named executive officer, please refer to the “Outstanding Equity Awards at Fiscal Year-End” tables of this proxy statement.

Incentive Compensation Recoupment Policy

In November 2009, the Board of Directors adopted an Incentive Compensation Recoupment Policy (or a so-called claw-back policy). Under this policy, each officer must repay, as directed by the Board of Directors, any annual incentive or other performance-based award received by him or her after November 16, 2009 if:

•	the payment of such compensation was based on the achievement of financial results that were the subject of a restatement of our financial statements, and

•	the Committee determines that the officer’s fraud or misconduct caused or contributed to the need for the restatement.

This policy supports the accuracy of our financial statements and aligns our executives’ interests with that of our shareholders over the long term.

Retirement Plans

The Company maintains a defined benefit pension plan and a 401(k) plan, which cover named executive officers along with substantially all other non-union employees of the Company and its subsidiaries.

In order to attract and retain key executive talent, the Committee believes that it is important to provide the executive officers, including named executive officers, with retirement benefits that are in addition to those generally provided to its employees. As a result:

•	We supplement the pension plan for all executives whose pay and contributions exceed the IRS limitations through the Scripps Supplemental Executive Retirement Plan (SERP). For more information on the pension plan and the SERP, please refer to the “Pension Benefits” table of this proxy statement.

•	Named executive officers may defer specified portions of their compensation under the Executive Deferred Compensation Plan and receive matching contributions, in each case in excess of what they are able to defer under the 401(k) plan due to IRS limitations. For more information about the Executive Deferred Compensation Plan, please refer to the “Non-Qualified Deferred Compensation” table of this proxy statement.

In 2009, the Board of Directors approved the following changes to the Company’s retirement plans as part of an overall cost-savings strategy:

•	The 401(k) match was suspended effective with the first payroll in April 2009, along with the match on base pay deferrals into the Executive Deferred Compensation Plan; and

•	The Company froze service in the pension plan and SERP effective June 30, 2009, and froze all compensation accruals after 2014.

The Company has not set a firm timetable for reinstatement of a 401(k) match.

Health, Welfare and Other Personal Benefits

In addition to the principal compensation components described above, the named executive officers are entitled to participate in all health, welfare, fringe benefit and other arrangements generally available to other employees.

The Company may also, as considered reasonable and appropriate on a case-by-case basis, provide its officers, including its named executive officers, with limited additional perquisites and other personal benefits. For example, named executive officers are provided a financial planning benefit; but the tax gross-up for this benefit was eliminated in 2009. We also provide perquisites that facilitate involvement of executive officers in the business community by sponsoring membership in business clubs. Finally, the named executive officers are eligible for an annual executive physical. Typically, the majority of the cost associated with this benefit is covered under the established health care plans; however, if certain tests or procedures are not covered, the Company will pay the difference.

For more information about the perquisites provided in 2009 to each named executive officer, please refer to the “All Other Compensation” column of the Summary Compensation Table of this proxy statement.

Employment Agreements, Executive Severance Plan and Change in Control Plan

The Committee believes that severance protections convey the Company’s commitment to each named executive officer while offering flexibility for any potential changes in compensation or duties. Accordingly, the Company provides severance protections for named executive officers under an employment agreement (for Mr. Boehne only), the Executive Severance Plan and the Change in Control Plan.

Employment Agreements

Mr. Boehne currently is covered by an employment agreement, and Mr. Contreras was covered by an employment agreement until June 2009. The agreements were established in June 2006. Mr. Boehne’s agreement was revised in 2008 to reflect his promotion to CEO at the time of the spin-off of Scripps Networks Interactive, Inc. (SNI) and in 2009 to reflect the adjustments to base salary and the annual incentive opportunities described above.

Mr. Boehne is entitled to severance benefits under his employment agreement in the event of an involuntary termination of employment without “cause” or a termination for “good reason”, death or disability. The severance benefits are generally determined as if he continued to remain employed by the Company through the remainder of the term covered by his employment agreement, consistent with market practices.

Mr. Contreras’ contract expired in June 2009. Upon mutual agreement of Mr. Contreras and the Company, his contract was not extended, because the Company has established a policy of not providing contracts to executives other than the CEO. The Company instead provides standard severance benefits to all senior executives, other than the CEO, under the Executive Severance Plan and the Change in Control Plan described below.

Executive Severance Plan

Each of the named executive officers other than Mr. Boehne participates in the Executive Severance Plan, which was updated in connection with the spin-off transaction.

Upon an involuntary termination without “cause”, the covered executives are entitled to: (i) a pro-rated annual incentive, based on actual performance for the entire year, (ii) one times base salary and target annual incentive; (iii) accelerated vesting of Company equity awards (with options remaining outstanding for the remainder of their terms), and (iv) continued payment of monthly health care premiums for up to one year (subject to reduction if the participant becomes re-employed). The Company may amend or terminate the plan at any time, without notice or participant consent. The severance levels were established by the Committee in July 2008 and were reviewed by the Committee in May 2009.

Change in Control Plan

Each of the named executive officers is provided change in control protections under the Senior Executive Change in Control Plan.

Under this plan, a named executive officer would be entitled to certain severance benefits if a “change in control” were to occur and the Company terminated the executive’s employment without “cause” or the executive terminated his employment for “good reason” within a two-year period following the change in control. The severance levels were established by the Committee in June 2008 and were reviewed by the Committee in May 2009.

The Committee believes that the occurrence, or potential occurrence, of a change in control transaction will create uncertainty regarding the continued employment of our named executive officers. The Change in Control Plan allows our named executive officers to focus on the Company’s business and objectively evaluate any future proposals during potential change in control transactions without being distracted by potential job loss. It also enhances retention following a change in control, as the severance benefits are payable only if the executive incurs a qualifying termination within a certain period following a change in control, rather than merely as a result of the change in control.

All equity awards held by our named executive officers would immediately vest upon a change in control. Unlike the cash severance described above, the vesting is not contingent upon a qualifying termination within a certain period following a change in control. This “single trigger” is appropriate because the Company’s equity will change in the event of a change in control and the Committee believes our named executive officers should have the same opportunity to realize value in a change in control transaction as common shareholders.

Additional Information

Please refer to the “Potential Payments Upon Termination or Change in Control” section of this proxy statement for information regarding potential payments and benefits, if any, that each named executive officer is entitled to receive under his or her employment agreement, the Executive Severance Plan or in connection with a change in control.

Summary Compensation Table

The following Summary Compensation Table provides information regarding the compensation earned in 2007, 2008 and 2009 by our named executive officers.

							Change in
							Pension Value
							and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)	($)	($)(1)	($)(1)	($)(2)	($)(3)	($)(4)	($)

Richard A. Boehne	2009	659,079	0	1,199,999	0	0	277,564	28,341	2,164,983
President & Chief	2008	762,500	0	1,607,405	803,250	268,091	231,656	54,731	3,727,633
Executive Officer	2007	685,000	0	1,046,164	943,500	325,216	211,085	52,319	3,263,284

Timothy E. Stautberg	2009	348,924	0	400,000	0	0	64,185	17,039	830,148
Senior Vice President & Chief Financial Officer & Treasurer (5)	2008	332,500	0	420,145	137,700	52,078	54,961	30,756	1,028,140

Mark G. Contreras	2009	457,963	0	400,000	0	0	31,340	16,622	905,925
Senior Vice President/	2008	525,000	0	333,544	229,500	91,324	42,518	35,806	1,257,692
Newspapers	2007	500,000	0	348,721	314,500	172,470	41,498	34,302	1,411,491

William Appleton	2009	327,116	0	400,000	0	0	21,509	13,506	762,131
Senior Vice President & Chief Legal Officer (5)

Lisa A. Knutson	2009	292,224	0	400,000	0	0	12,871	12,614	717,709
Senior Vice President/	2008	270,500	40,000	220,001	91,800	30,362	15,091	21,864	689,618
Human Resources (5)

(1)	Represents the aggregate grant date fair value, as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“FASB ASC Topic 718”), of equity awards granted to our named executive officers in the applicable year, disregarding the impact of estimated forfeitures relating to service-based vesting conditions. See footnote 20 of the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2009 (“2009 Annual Report”) for an explanation of the assumptions made in the valuation of the awards granted in 2009.

(2)	In May 2009, at management’s suggestion, the Committee eliminated the 2009 annual incentive opportunity for the named executive officers as part of the Company-wide elimination of bonuses made to protect the Company’s financial health.

(3)	Represents the increase in the present value of the accumulated benefits under the pension plan and the Scripps Supplemental Executive Retirement Plan (SERP) for the applicable calendar year. Our named executive officers did not accrue any preferential or above-market earnings on non-qualified deferred compensation. The Company froze service accruals in the pension plan and SERP effective June 30, 2009 and froze all compensation accruals after 2014.

(4)	Represents the perquisites and other benefits outlined in the table below. For more information about these benefits, please refer to the CD&A section of this proxy statement.

			Matching
	Financial	Club	Charitable	Other	Matching
	Planning	Dues	Contributions	Income	Contribution	Total
Name	($)(i)	($)(ii)	($)(iii)	($)(iv)	($)(v)	($)

Mr. Boehne	15,000	6,356	0	2,512	4,473	28,341
Mr. Stautberg	10,000	2,056	2,500	115	2,368	17,039
Mr. Contreras	10,000	514	3,000	0	3,108	16,622
Mr. Appleton	10,000	2,056	1,375	75	0	13,506
Ms. Knutson	8,500	2,056	0	75	1,983	12,614

(i)	Represents all amounts paid by the Company for financial planning services.

(ii)	Represents all amounts paid by the Company for business clubs.

(iii)	Scripps Howard Foundation matches on a dollar-for-dollar basis up to $3,000 annually for charitable contributions made by the executives. This program is available to all employees.

(iv)	Represents the cost of the senior executive physical, if any, that is in excess of the cost of a physical covered under the Company’s general health plan and $75 provided to each executive that participated in a health check assessment offered under the Company’s wellness program.

(v)	Represents the amount of all matching contributions made under the Company’s 401(k) Plan and Executive Deferred Compensation Plan. The matching contribution under both plans was suspended in April 2009.

(5)	Mr. Stautberg and Ms. Knutson first became named executive officers in 2008. Mr. Appleton first became a named executive officer in 2009.

Employment Agreements

The Company maintains an employment agreement for Mr. Boehne and until June 2009, with Mr. Contreras. The employment agreements enhanced retention incentives for these executives and also protected the Company’s interests by imposing confidentiality, noncompetition, nonsolicitation and other restrictive covenants on the executives. Following is a brief summary of the employment agreements for Mr. Boehne and Mr. Contreras:

•	Employment Agreement for Mr. Boehne. On August 7, 2008, the Company approved a new employment agreement for Mr. Boehne, pursuant to which he serves as President and Chief Executive Officer. The employment agreement has a three year term, which may be extended for an additional year unless the Company provides prior notice of its intention not to extend. The employment agreement sets forth Mr. Boehne’s existing compensation and benefit levels. For example, during the term: (i) his annual base salary will be no less than $800,000; (ii) his target annual incentive opportunity will be no less than 95% of base salary; (iii) he will be eligible to participate in all equity incentive plans, fringe benefit, employee retirement, pension and welfare benefit plans available to other senior executives of the Company; and (iv) he will be entitled to reimbursement for tax and financial planning up to a maximum of $15,000 per year, the annual membership fees and other dues associated with one luncheon club, and the costs of an annual physical examination. The agreement was amended effective as of January 1, 2009 to honor Mr. Boehne’s request that his base salary be reduced by 15% and in February 2009 to lower his bonus target to 23.75%. The agreement was amended once again in June 2009 to honor Mr. Boehne’s request that his base salary be further reduced by five days’ pay and to eliminate his 2009 annual incentive.

•	Employment Agreement for Mr. Contreras. In June 2006, the Company entered into an employment agreement with Mr. Contreras. The agreement has a three year term that expired on June 19, 2009 and it was mutually agreed that his contract would not be extended. During the term, (i) his annual base salary would be no less than $475,000; (ii) his target annual incentive opportunity would be no less than 50% of base salary; (iii) he would be eligible to participate in all fringe benefit, employee retirement, pension and welfare benefit plans available to similarly situated executives of the Company; and (iv) he would be entitled to reimbursement for tax and financial planning up to a maximum of $10,000 per year, the annual membership fees and other dues associated with one luncheon club, and the costs of an annual physical examination. The agreement was amended effective as of January 1, 2009 to reflect the 10% reduction in Mr. Contreras’ base salary and in February 2009 to lower his bonus target to 12.50%. The agreement was amended once again in June 2009 to reduce his base salary by five days’ pay and to eliminate his 2009 annual incentive.

Please refer to the “Potential Payments Upon Termination or Change in Control” section of this proxy statement for information regarding potential payments and benefits, if any, that Mr. Boehne is entitled to receive under his employment agreement in connection with his termination of employment or a change in control, along with a brief description of the applicable non-competition, non-solicitation, confidentiality and other restrictions.

Grants of Plan-Based Awards

The following table sets forth information for each named executive officer regarding restricted stock unit awards granted during 2009.

Grants of Plan-Based Awards

						All Other	Grant
						Stock	Date Fair
						Awards:	Value of
			Estimated Possible Payouts			Number	Stock and
			Under Non-Equity Incentive			of Shares	Stock
			Plan Awards(2)			of Stock	Option
		Approval	Threshold	Target	Maximum	or Units	Awards
Name	Grant Date	Date(1)	($)	($)	($)	(#)(3)	($)(4)

Mr. Boehne	3/5/2009	2/17/2009	0	0	0	1,395,348	1,199,999

Mr. Stautberg	3/5/2009	2/16/2009	0	0	0	465,116	400,000

Mr. Contreras	3/5/2009	2/16/2009	0	0	0	465,116	400,000

Mr. Appleton	3/5/2009	2/16/2009	0	0	0	465,116	400,000

Ms. Knutson	3/5/2009	2/16/2009	0	0	0	465,116	400,000

(1)	The Board approved the annual equity grant for Mr. Boehne on February 17, 2009 with a prospective grant date of March 5, 2009. The Compensation Committee approved the annual equity grants for Messrs. Stautberg, Contreras, and Appleton and Ms. Knutson on February 16, 2009, with a prospective grant date of March 5, 2009.

(2)	Represents the incentive opportunities granted in 2009 under the annual incentive plan. In May 2009, at management’s suggestion, the Committee eliminated the 2009 annual incentive opportunity for the named executive officers, as part of the Company-wide elimination of bonuses. Below is a summary of the incentive targets prior to the bonus elimination. The potential payouts were solely based on individual goals.

	Estimated Possible Payouts
	Threshold	Target	Maximum
	($)	($)	($)

Mr. Boehne	0	23.75%	23.75%
Mr. Stautberg	0	12.50%	12.50%
Mr. Contreras	0	12.50%	12.50%
Mr. Appleton	0	12.50%	12.50%
Ms. Knutson	0	12.50%	12.50%

(3)	Represents the restricted stock units granted to the named executive officers in 2009. The restricted stock units vest in four annual installments beginning on the first anniversary of the date of grant for so long as the executive remains employed by the Company. Vesting accelerates upon the executive’s termination without cause (for all executives other than Mr. Boehne), death, disability, or retirement, or in the event of a change in control. The executives are entitled to dividend equivalents if and when dividends are paid on our Class A common shares.

(4)	Represents the grant date fair value, as determined in accordance with FASB ASC Topic 718, of each equity award listed in the table. See footnote 20 of the 2009 Annual Report for the assumptions used in the valuation of these awards.

Outstanding Equity Awards at Fiscal Year-End

The following tables set forth information for each named executive officer with respect to (i) each option to purchase stock that had not been exercised and remained outstanding as of December 31, 2009, and (ii) each award of restricted stock or restricted stock unit that had not vested and remained outstanding as of December 31, 2009.

In connection with the spin-off, all Company stock options and restricted shares held by individuals who remained employed by the Company (including the named executive officers) were adjusted as follows: (i) vested stock options were split 80% — 20% between SNI stock options and Company stock options, (ii) unvested stock options remained unvested Company stock options, and (iii) restricted shares were split between Company restricted shares and SNI restricted shares based on the 1-to-1 distribution ratio. In each case, the number of shares covered by each award and the exercise price of each stock option were adjusted to maintain the award’s economic value. All of the information in the following tables reflects the equitable adjustments to the number and type of shares and the exercise price that occurred in connection with the spin off and the related one-for-three reverse stock split.

	EWS Equity Awards
	Option Awards				Stock Awards
						Market
	Number of	Number of			Number of	Value of
	Securities	Securities			Shares or	Shares or
	Underlying	Underlying			Units of	Units of
	Unexercised	Unexercised	Option		Stock that	Stock that
	Options	Options	Exercise	Option	have not	have not
	(#)(1)	(#)(2)	Price	Expiration	Vested	Vested
Name	Exercisable	Unexercisable	($)(3)	Date	(#)(4)	($)(5)
Mr. Boehne	93,896		6.87	1/24/2011
	112,676		8.01	2/19/2012
	56,338		9.90	2/9/2013
	103,286		8.52	2/25/2013
	84,507		10.38	3/22/2014
	164,318		9.54	3/28/2014
	140,844	117,371	10.41	2/21/2015
	136,933	273,865	9.09	2/20/2016

Total	892,798	391,236			1,448,923	10,084,504

Mr. Stautberg	8,450		6.87	1/24/2011
	28,169		8.01	2/19/2012
	14,084		9.90	2/9/2013
	22,535		8.52	2/25/2013
	32,863		10.44	2/21/2014
	21,126		10.38	3/22/2014
	28,168	23,474	10.41	2/21/2015
	23,474	46,948	9.09	2/20/2016

Total	178,869	70,422			489,010	3,403,510

Mr. Contreras	14,084		9.90	2/9/2013
	38,338		10.44	2/21/2014
	32,863		9.54	3/28/2014
	46,947	39,122	10.41	2/21/2015
	39,124	78,246	9.09	2/20/2016

Total	171,356	117,368			467,846	3,256,208

Mr. Appleton	0	0

Total	0	0			466,226	3,244,933

Ms. Knutson	19,717		10.44	2/21/2014
	18,777	15,648	10.41	2/21/2015
	15,650	31,298	9.09	2/20/2016

Total	54,144	46,946			487,422	3,392,457

(1)	Represents the number of shares underlying the outstanding stock options that have vested as of December 31, 2009.

(2)	Represents the number of shares underlying the outstanding stock options that have not vested as of December 31, 2009. Vesting can be accelerated based on termination without cause (for all executives other than Mr. Boehne), death, disability, retirement or change in control. The vesting dates for each unexercisable stock option award are as follows:

		Total Number
		of Unvested
		Stock Options
Name	Grant Date	Outstanding	Vesting Date

Mr. Boehne	2/22/2007	117,371	117,371 on 2/22/2010
	2/21/2008	273,865	136,932 on 2/21/2010, 136,933 on 2/21/2011

	Total	391,236

Mr. Stautberg	2/22/2007	23,474	23,474 on 2/22/2010
	2/21/2008	46,948	23,474 on 2/21/2010, 23,474 on 2/21/2011

	Total	70,422

Mr. Contreras	2/22/2007	39,122	39,122 on 2/22/2010
	2/21/2008	78,246	39,123 on 2/21/2010, 39,123 on 2/21/2011

	Total	117,368

Mr. Appleton		0

	Total	0

Ms. Knutson	2/22/2007	15,648	15,648 on 2/22/2010
	2/21/2008	31,298	15,649 on 2/21/2010, 15,649 on 2/21/2011

	Total	46,946

(3)	The exercise price equals the fair market value per share of the underlying option shares on the date of grant.

(4)	Represents the number of restricted shares or units for each named executive officer outstanding as of December 31, 2009. Vesting can be accelerated based on termination without cause (for all executives other than Mr. Boehne), death, disability, retirement or change in control. The vesting dates for each outstanding restricted stock share or unit are as follows:

		Total Number
		of Restricted
		Shares
Name	Grant Date	Outstanding	Vesting Date

Mr. Boehne	2/22/2007	2,977	2,977 on 3/15/2010
	2/21/2008	6,086	3,043 on 2/21/2010, 3,043 on 2/21/2011
	8/1/2008	44,512	22,256 on 8/01/2010, 22,256 on 8/01/2011
	3/5/2009	1,395,348	348,837 on 3/05/2010, 348,837 on 3/05/2011, 348,837 on 3/05/2012, 348,837 on 3/05/2013

	Total	1,448,923

Mr. Stautberg	2/22/2007	595	595 on 3/15/2010
	2/21/2008	1,043	521 on 2/21/2010, 522 on 2/21/2011
	8/1/2008	22,256	11,128 on 8/01/2010, 11,128 on 8/01/2011
	3/5/2009	465,116	116,279 on 3/05/2010, 116,279 on 3/05/2011, 116,279 on 3/05/2012, 116,279 on 3/05/2013

	Total	489,010

Mr. Contreras	2/22/2007	992	992 on 3/15/2010
	2/21/2008	1,738	869 on 2/21/2010, 869 on 2/21/2011
	3/5/2009	465,116	116,279 on 3/05/2010, 116,279 on 3/05/2011, 116,279 on 3/05/2012, 116,279 on 3/05/2013

	Total	467,846

Mr. Appleton	6/1/2008	1,110	555 on 6/01/2010, 555 on 6/01/2011
	3/5/2009	465,116	116,279 on 3/05/2010, 116,279 on 3/05/2011, 116,279 on 3/05/2012, 116,279 on 3/05/2013

	Total	466,226

Ms. Knutson	3/9/2007	50	50 on 3/09/2010
	8/1/2008	22,256	11,128 on 8/01/2010, 11,128 on 8/01/2011
	3/5/2009	465,116	116,279 on 3/05/2010, 116,279 on 3/05/2011, 116,279 on 3/05/2012, 116,279 on 3/05/2013

	Total	487,422

(5)	The value was calculated using the closing market price of our Class A common shares on December 31, 2009 ($6.96 per share).

	SNI Equity Awards
	Option Awards			Stock Awards
					Market
	Number of			Number of	Value of
	Securities			Shares or	Shares or
	Underlying			Units of	Units of
	Unexercised	Option		Stock that	Stock that
	Options	Exercise	Option	have not	have not
	(#)(1)	Price	Expiration	Vested	Vested
Name	Exercisable	($)(2)	Date	(#)(3)	($)(4)
Mr. Boehne	85,680	30.00	1/24/2011
	102,816	35.07	2/19/2012
	51,408	43.38	2/9/2013
	94,248	37.34	2/25/2013
	77,112	45.49	3/22/2014
	42,840	41.79	3/28/2014
	21,420	45.59	2/21/2015

Total	475,524			27,193	1,128,510

Mr. Stautberg	25,704	35.07	2/19/2012
	12,852	43.38	2/9/2013
	20,563	37.34	2/25/2013
	8,568	45.67	2/21/2014
	19,278	45.49	3/22/2014
	4,284	45.59	2/21/2015

Total	91,249			4,917	204,056

Mr. Contreras	12,852	43.38	2/9/2013
	9,996	45.67	2/21/2014
	8,568	41.79	3/28/2014
	7,140	45.59	2/21/2015

Total	38,556			8,194	340,051

Mr. Appleton	0

Total	0			3,333	138,320

Ms. Knutson	5,140	45.67	2/21/2014
	2,856	45.59	2/21/2015

Total	7,996			150	6,225

(1)	Represents the number of shares underlying the outstanding stock options that have vested as of December 31, 2009.

(2)	The exercise price equals the fair market value per share of the underlying option shares on the date of grant.

(3)	Represents the number of restricted shares or units for each named executive officer outstanding as of December 31, 2009. Vesting can be accelerated based on death, disability, retirement or change in control. The vesting dates for each outstanding restricted stock share or unit are as follows:

		Total Number
		of Restricted
		Shares
Name	Grant Date	Outstanding	Vesting Date

Mr. Boehne	2/22/2007	8,933	8,933 on 3/15/2010
	2/21/2008	18,260	9,130 on 2/21/2010, 9,130 on 2/21/2011

	Total	27,193

Mr. Stautberg	2/22/2007	1,787	1,787 on 3/15/2010
	2/21/2008	3,130	1,565 on 2/21/2010, 1,565 on 2/21/2011

	Total	4,917

Mr. Contreras	2/22/2007	2,977	2,977 on 3/15/2010
	2/21/2008	5,217	2,609 on 2/21/2010, 2,608 on 2/21/2011

	Total	8,194

Mr. Appleton	6/1/2008	3,333	1,667 on 6/01/2010, 1,666 on 6/01/2011

	Total	3,333

Ms. Knutson	3/9/2007	150	150 on 3/09/2010

	Total	150

(4)	The value was calculated using the closing market price of SNI’s Class A common shares on December 31, 2009 ($41.50 per share).

Option Exercises and Stock Vested

The following table sets forth information for each named executive officer with respect to the exercise of options and the vesting of restricted stock awards during 2009.

	Option Awards				Stock Awards
	EWS		SNI		EWS		SNI
					Number of		Number of
	Number of	Value	Number of	Value	Shares	Value	Shares	Value
	Shares	Realized on	Shares	Realized on	Acquired on	Realized on	Acquired on	Realized on
	Acquired on	Exercise	Acquired on	Exercise	Vesting	Vesting	Vesting	Vesting
Name	Exercise (#)	($)(1)	Exercise (#)	($)(1)	(#)	($)(2)	(#)	($)(2)

Mr. Boehne	75,117	111,519	68,544	237,591	30,480	100,776	24,672	510,009
Mr. Stautberg	7,511	14,475	7,711	66,686	12,623	46,789	4,485	92,742
Mr. Contreras					2,154	2,964	6,462	133,510
Mr. Appleton					556	1,234	1,667	48,410
Ms. Knutson					11,183	44,812	167	3,418

(1)	Represents the product of (i) the number of shares acquired upon the exercise of the stock option, multiplied by (ii) the excess of the closing price per share on the date of exercise, over the per share exercise price of the stock option.

(2)	Represents the product of the number of shares of stock covered by the restricted stock award that vested and the closing price per share of stock on the vesting date.

Pension Benefits

The following table sets forth information regarding the pension benefits for each named executive officer.

				Payments
		Number of	Present Value	During
		Years	of	Last
		Credited	Accumulated	Fiscal
		Service	Benefit	Year
Name	Plan Name	(#)(1)	($)(1)	($)
Mr. Boehne (2)	Scripps Pension Plan	23.92	$456,564	$0
	Cincinnati Newspaper Guild and Post Retirement Income Plan	2.42	$5,785	$0
	SERP	23.92	$1,732,002	$0

Mr. Stautberg	Scripps Pension Plan	19.00	$247,143	$0
	SERP	19.00	$140,321	$0

Mr. Contreras	Scripps Pension Plan	4.50	$62,494	$0
	SERP	4.50	$121,386	$0

Mr. Appleton (3)	Scripps Pension Plan	1.17	$36,063	$0
	SERP	1.17	$20,435	$0

Ms. Knutson (3)	Scripps Pension Plan	3.50	$41,102	$0
	SERP	3.50	$6,532	$0

(1)	The number of years of credited service and the present value of accumulated benefit are calculated as of December 31, 2009. The present value of accumulated benefit was calculated using the same assumptions included in the 2009 Annual Report, except that (i) no pre-retirement decrements were assumed, and (ii) a single retirement age of 65 was used instead of retirement decrements.

(2)	Mr. Boehne’s benefit from the Scripps Pension Plan is calculated based on all service, including his service with the Cincinnati Post, with an offset for the benefit earned in the Cincinnati Newspaper Guild and Post Retirement Income Plan. Mr. Boehne was a participant in the Cincinnati Newspaper Guild and Post Retirement Income Plan from July 28, 1985 to January 5, 1988.

(3)	As of December 31, 2009, Mr. Appleton and Ms. Knutson had not vested in their benefits under either plan because they did not have the required five years of credited service.

Description of Retirement Plans

Pension Plan

The Scripps Pension Plan (the “Pension Plan”) is a tax-qualified pension plan covering substantially all eligible non-union employees of the Company. The material terms and conditions of the Pension Plan as they pertain to the named executive officers include the following:

Benefit Formula:  Subject to applicable Internal Revenue Code limits on benefits, the monthly normal retirement benefit is equal to 1% of the participant’s average monthly compensation up to an integration level plus 1.25% of the participant’s average monthly compensation in excess of the integration level, multiplied by the participant’s months and years of service. The integration level is the average of the Social Security taxable wage bases for the thirty-five years prior to the participant’s termination (or disability, if applicable). Average monthly compensation is the monthly average of the compensation earned during the five consecutive years in the eleven years before termination for which the participant’s compensation was the highest. In 2009, we amended the pension plan to freeze service accruals as of June 30, 2009 and to freeze compensation accruals after a five-year transition period ending December 31, 2014.

Compensation:  Subject to the applicable Internal Revenue Code limit ($245,000 for 2009), compensation includes salary, bonuses earned during the year and paid by March 15 of the following calendar year, and amounts deferred pursuant to the Scripps Retirement and Investment Plan and the Scripps Choice Plan.

Normal Retirement:  A participant is eligible for a normal retirement benefit based on the benefit formula described above if his or her employment terminates on or after age 65.

Early Retirement:  A participant is eligible for an early retirement benefit if his or her employment terminates on or after age 55 and he or she has completed 10 years of service. The early retirement benefit is equal to the normal retirement benefit described above, reduced by 0.4167% for each month the benefit commences before age 62. The Company does not grant extra years of service to any named executive officer under the Pension Plan.

Deferred Vested Benefits:  A participant who is not eligible for a normal or early retirement benefit but has completed five years of service is eligible for a deferred retirement benefit following termination of employment, beginning at age 55, subject to a reduction of 0.5% for each month the benefit commences before age 65.

Form of Benefit Payment:  The benefit formula calculates the amount of benefit payable in the form of a monthly life annuity (which is the normal form of benefit for an unmarried participant). The normal form of payment for a married participant is a joint and 100% survivor annuity, which provides a reduced monthly amount for the participant’s life with the surviving spouse receiving 100% of the reduced monthly amount for life. Married participants with spousal consent can elect any optional form. Optional forms of benefits include a straight life annuity, a joint and 50% or 100% survivor annuity (which provides a reduced monthly amount for the participant’s life with the survivor receiving 50% or 100% of the monthly amount for life), or a monthly life annuity with a 10-year certain or 5-year certain guarantee (which provides a reduced monthly amount for the participant’s life and, if the participant dies within 10 or 5 years of benefit commencement, equal payments to a designated beneficiary for the remainder of the 10-year or 5-year certain period, as applicable).

All forms of benefit payment are the actuarially equivalent of the monthly life annuity form.

The Cincinnati Newspaper Guild and Post Retirement Income Plan

Mr. Boehne was a participant in this plan from July 28, 1985 to January 5, 1988. Mr. Boehne’s benefit from the Scripps Pension Plan is calculated based on all service, including his service with the Cincinnati Post, with an offset for the benefit earned in the Cincinnati Newspaper Guild and Post Retirement Income Plan. Mr. Boehne’s accrued benefit is frozen in this plan. The benefits are payable at age 65 in the form of a life annuity.

SERP

The Scripps Supplemental Executive Retirement Plan (“SERP”) is intended to attract and retain executive talent by supplementing benefits payable under the Pension Plan. The material terms and conditions of the SERP as they pertain to the named executive officers include the following:

Eligibility:  An executive generally is eligible to participate in the SERP if he or she qualifies for a Pension Plan benefit that was limited by application of the Internal Revenue Code limits on compensation and benefits.

Benefit Formula:  The SERP benefit is equal to the difference between the Pension Plan benefit calculated using the SERP definition of compensation and the actual Pension Plan benefit, plus a 2.9% gross-up for the combined employer/employee Medicare tax. Compensation includes all compensation included under the Pension Plan (without application of the IRS limit described under the Pension Plan), plus bonuses paid if earned more than one year prior to the payment date and certain deferred compensation and executive compensation payments designated by the Pension Board. In 2009, we amended the SERP to freeze service accruals as of June 30, 2009 and to freeze compensation accruals after a five-year transition period ending December 31, 2014.

Benefit Entitlement:  A vested participant becomes entitled to a SERP benefit when he or she terminates employment. The benefit is paid in a single lump sum.

Nonqualified Deferred Compensation

The following table sets forth information regarding the nonqualified deferred compensation for each named executive officer as of December 31, 2009.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings in	Withdrawals/	Balance at
	in Last FY	in Last FY	Last FY	Distributions	Last FYE
Name	($)(1)	($)(2)	($)	($)	($)(3)

Mr. Boehne	24,845	0	21,397	0	722,370
Mr. Stautberg	6,235	0	2,753	0	21,832
Mr. Contreras	12,778	0	30,834	0	219,366
Mr. Appleton	4,927	0	59	0	4,986
Ms. Knutson	0	0	0	0	0

(1)	Represents the base salary deferred by each named executive officer during 2009. The deferrals are included in the amounts reflected in the Salary Plan column of the Summary Compensation Table.

(2)	The match on the Executive Deferred Compensation plan was suspended in April 2009 before any executive met the IRS limit.

(3)	The aggregate balance as of December 31, 2009 for each named executive officer includes the following amounts that were previously earned and reported as compensation on the 2006, 2007 and 2008 Summary Compensation Table:

	Base	Bonus	Matching
	Deferred	Deferred	Contributions
Name	($)	($)	($)

Mr. Boehne	85,350	0	42,675
Mr. Stautberg	6,150	0	3,075
Mr. Contreras	134,168	86,891	24,698
Mr. Appleton	0	0	0
Ms. Knutson	0	0	0

Description of Executive Deferred Compensation Plan

Our named executive officers are eligible to defer up to 50% of their pre-tax base salary and up to 100% of their pre-tax annual incentive compensation under the terms of the Executive Deferred Compensation Plan. The plan is available to a select group of highly compensated employees and is unfunded and unsecured. Our named executive officers are also entitled to a 50% matching credit on base salary deferrals, up to 6% of base salary over the applicable Internal Revenue Code limit ($245,000 for 2009). The matching credit was suspended in April 2009.

Payments are made in cash at certain future dates specified by participants or upon earlier termination of employment or death. Payments are made in the form of a lump sum or in monthly installments of 5, 10 or 15 years, as elected by the participants. Payments are automatically accelerated and paid in a lump sum in the event of a termination of employment within two years following a change in control of the

Company. The deferred compensation is credited with earnings, gains and losses in accordance with deemed investment elections made by participants from among various crediting options established by the Company from time to time. Participants are permitted to change their deemed investment elections daily. For 2009, the investment options tracked returns under publicly available and externally managed investment funds such as mutual funds.

Potential Payments Upon Termination or Change in Control

The Company has entered into agreements and maintains plans and arrangements that require it to pay or provide compensation and benefits to Messrs. Boehne, Stautberg, Contreras and Appleton and Ms. Knutson in the event of certain terminations of employment or a change in control. The estimated amount payable or provided to each of these executives in each situation is summarized below. These estimates are based on the assumption that the various triggering events occurred on the last day of 2009, along with other material assumptions noted below. The actual amounts that would be paid to these executives upon termination or a change in control can only be determined at the time the actual triggering event occurs.

The estimated amount of compensation and benefits described below does not take into account compensation and benefits that a named executive officer has earned prior to the applicable triggering event, such as equity awards that had previously vested in accordance with their terms, or vested benefits otherwise payable under the retirement plans and programs (unless those benefits are enhanced or accelerated). Please refer to the Outstanding Equity Awards at Fiscal Year-End table for a summary of each named executive officer’s vested equity awards, the Pension Benefits table for a summary of each named executive officer’s vested pension benefit, and the Nonqualified Deferred Compensation table for a summary of each named executive officer’s deferred compensation balance. Please see the Summary Compensation Table for the annual incentive earned by our named executive officers in 2009.

Summary of Various Plans and Arrangements

Employment Agreements for Mr. Boehne

Under Mr. Boehne’s employment agreement, upon an involuntary termination of his employment without “cause”, or a voluntary termination of employment by him for “good reason”, he would be entitled to a pro-rated annual incentive based on actual performance for the year of termination, plus base salary, target annual incentive, and medical, dental and life insurance coverage for the greater of 18 months or the balance of the term. The term “cause” generally includes embezzlement, fraud or a felony; unauthorized disclosure of confidential information; a material breach of the agreement; gross misconduct or gross neglect of duties; failure to cooperate with an internal or regulatory investigation; or a violation of the Company’s written conduct policies or ethics code. The term “good reason” generally includes a reduction in duties or compensation; a relocation outside of Cincinnati; or a material breach of the employment agreement by the Company. In exchange for the benefits described above, Mr. Boehne agrees not to (i) disclose the Company’s confidential information; (ii) compete against the Company for 6 months after termination (12 months if terminated for “cause”); (iii) solicit the Company’s employees or customers for 12 months after termination; or (iv) disparage the Company for 12 months after termination.

Under Mr. Boehne’s employment agreement, upon a termination due to death or disability he would be entitled to a pro-rated target annual incentive from January 1 through one year after death or disability, plus continued base salary for one year and continued medical and dental benefits for two years.

Executive Severance Plan

Each named executive officer other than Mr. Boehne participates in the Executive Severance Plan. Upon an involuntary termination without “cause”, the severance benefit equals: (i) a pro-rated annual incentive, based on actual performance for the entire year, (ii) one times base salary and target annual incentive; (iii) accelerated vesting of Company equity awards (with options remaining outstanding for the remainder of their terms), and (iv) continued payment of monthly health care premiums for up to one year

(subject to reduction if the participant becomes re-employed). Participants must sign a release of claims against the Company prior to receiving these severance benefits.

Upon a termination due to death or disability, each covered participant would be entitled to a pro-rated annual incentive, based on actual performance for the entire year, and 12 months of base salary.

Long-Term Incentive Plan

Under the terms of the Long-Term Incentive Plan, all outstanding equity awards held by the named executive officers will vest upon a change in control with the options remaining exercisable for the remainder of the original term. A change in control generally means (i) the acquisition of a majority of the Company’s voting common shares by someone other than The Edward W. Scripps Trust or a party to the Scripps Family Agreement; (ii) the disposition of assets accounting for 90% or more of the Company’s revenues, unless the trust or the parties to the Scripps Family Agreement have a direct or indirect controlling interest in the acquiring entity, or (iii) a change in the membership of the Company’s board of directors, such that the current incumbents and their approved successors no longer constitute a majority.

If a named executive officer dies, becomes disabled or retires, then any equity awards issued under the Company’s Long-Term Incentive Plan will become fully vested, and in the case of stock options, be exercisable until their expiration date.

Executive Annual Incentive Plan

Under the Executive Annual Incentive Plan, in the event that a participant’s employment terminates within one year of a “change in control,” the Company or its successor would be required to pay a lump sum amount to the participant equal to the target annual incentive opportunity for the performance period in which the termination occurs.

Senior Executive Change in Control Plan

Each named executive officer participates in the Senior Executive Change in Control Plan. Under this plan, if the executive’s employment is terminated by the Company other than for “cause”, death or disability or if the executive resigns for “good reason,” within two years after a “change in control”, then the Company or its successor will be obligated to pay or provide the following benefits:

•	A lump sum payment equal to three times for Mr. Boehne and two times for the other named executive officers of the executive’s annual base salary and annual incentive. For this purpose, annual incentive generally means the greater of (i) target in the year of termination or (ii) the highest annual incentive earned in the prior three years.

•	Continued medical, dental, disability, life and accidental death insurance coverage for 36 months for Mr. Boehne and 24 months for the other named executive officers.

•	A lump sum payment equal to the actuarial value of the additional benefits under the Company’s qualified and supplemental defined benefit plans that the executive would have received if his or her age (but not years of service) at the time of termination were increased by three years for Mr. Boehne and two years for the other named executive officers, and as if their compensation continued to accrue during the applicable period (but not beyond December 31, 2014).

Under the change in control plan, the term “cause” generally includes a commission of a felony or an act that impairs the Company’s reputation; willful failure to perform duties; or breach of any material term, provision or condition of employment. The term “good reason” generally includes a reduction in compensation or duties; a relocation outside of Cincinnati; or a material breach of the employment terms by the Company. A change in control generally means (i) the acquisition of a majority of the Company’s voting common shares by someone other than The Edward W. Scripps Trust or a party to the Scripps Family Agreement; (ii) the disposition of assets accounting for 90% or more of the Company’s revenues, unless the trust or the parties to the Scripps Family Agreement have a direct or indirect controlling interest in the acquiring entity.

		Cash	Incremental
		Severance	Retirement	Welfare and	Stock	Option
		Payment	Plan Benefit	Other Benefits	Awards	Awards
	Name and Triggering Event	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)

Mr. Boehne
•	Voluntary termination/Involuntary termination with cause	0	1,730,500	0	0	0
•	Involuntary termination without cause	1,133,333	1,730,500	24,879	0	0
•	CIC	0	0	0	10,084,504	0
•	Involuntary or good reason termination after a CIC	3,765,000	3,481,331	3,223,155	0	0
•	Death	680,000	1,743,369	29,854	11,213,014	0
•	Disability	680,000	1,730,500	29,854	11,213,014	0
Mr. Stautberg
•	Voluntary termination/Involuntary termination with cause	0	304,736	0	0	0
•	Involuntary termination without cause	360,000	304,736	16,323	3,403,510	0
•	CIC	0	0	0	3,403,510	0
•	Involuntary or good reason termination after a CIC	976,456	380,208	760,495	0	0
•	Death	360,000	311,197	0	3,607,566	0
•	Disability	360,000	304,736	0	3,607,566	0
Mr. Contreras
•	Voluntary termination/Involuntary termination with cause	0	144,893	0	0	0
•	Involuntary termination without cause	472,500	144,893	16,323	3,256,208	0
•	CIC	0	0	0	3,256,208	0
•	Involuntary or good reason termination after a CIC	1,400,188	155,864	30,533	0	0
•	Death	472,500	142,022	0	3,596,259	0
•	Disability	472,500	144,893	0	3,596,259	0
Mr. Appleton
•	Voluntary termination/Involuntary termination with cause	0	0	6,490	0	0
•	Involuntary termination without cause	337,500	0	22,813	3,244,933	0
•	CIC	0	0	0	3,244,933	0
•	Involuntary or good reason termination after a CIC	811,630	48,503	739,620	0	0
•	Death	337,500	0	6,490	3,383,253	0
•	Disability	337,500	0	6,490	3,383,253	0
Ms. Knutson
•	Voluntary termination/Involuntary termination with cause	0	0	5,798	0	0
•	Involuntary termination without cause	301,500	0	22,121	3,392,457	0
•	CIC	0	0	0	3,392,457	0
•	Involuntary or good reason termination after a CIC	770,164	45,933	790,080	0	0
•	Death	301,500	0	5,798	3,398,682	0
•	Disability	301,500	0	5,798	3,398,682	0

(1)	Amounts listed under “Cash Severance Payment” are payable under the terms of the named executive officer’s employment agreement, the Executive Severance Plan or the Senior Executive Change in Control Plan, as applicable.

(2)	Represents the actuarial present value of continued pension benefits, calculated using the pension plan’s provisions for a lump sum payment on January 1, 2010 including a discount rate of 5.97% for a qualified plan distribution and 5.68% for a nonqualified plan distribution and the IRS’s required funding mortality.

(3)	Amounts listed under “Welfare and Other Benefits” include: (a) accrued but unused vacation; (b) the amount that represents the premiums for continued medical and dental insurance; and (c) the tax gross-up for the 280G excise and related taxes, as required under the terms of the arrangements described above. The tax gross-ups are based on the following assumptions: (i) an excise tax rate of 20% and a combined federal, state and local income and employment tax rate of 44.55%, and (ii) no amounts were allocated to the non-solicitation or non-competition covenants. Section 280G of the Internal Revenue Code applies if there is a change in control of the Company, compensation is paid to an NEO as a result of the change in control (“parachute payments”), and the present value of the parachute payments is 300% or more of the executive’s “base amount”, which equals his average W-2 income for the five-calendar-year period immediately preceding the change in control (e.g., 2004-2008 if the change in control had occurred in 2009). If Section 280G applies, then the NEO is subject to an excise tax equal to 20% of the amount of the parachute payments in excess of his base amount (the “excess parachute payments”), in addition to income and employment taxes. Moreover, the Company is denied a federal income tax deduction for the excess parachute payments.

(4)	Represents the product of (i) the number of restricted stock awards or units outstanding as of December 31, 2009, multiplied by (ii) $6.96 per share for awards covering the Company’s shares. (i.e., the closing market price on December 31, 2009).

(5)	All of the unvested stock options had an exercise price in excess of the fair market value of the underlying shares on December 31, 2009, and are therefore not included in these calculations.

Director Compensation

The following table sets forth information regarding the compensation earned in 2009 by non-employee directors:

	Fees
	Earned or
	Paid in	Stock	All Other
	Cash	Awards	Compensation	Total
Name	($)	($)(1)	($)(2)	($)

William R. Burleigh(3)	58,125	0	2,470	60,595
John H. Burlingame	64,500	59,999	3,000	127,499
John W. Hayden	78,125	59,999	0	138,124
Roger Ogden	70,500	59,999	0	130,499
Mary Peirce	59,500	59,999	0	119,499
J. Marvin Quin	76,486	72,498	0	148,984
Nackey E. Scagliotti	62,500	59,999	0	122,499
Paul K. Scripps	59,500	59,999	0	119,499
Kim Williams	80,500	59,999	0	140,499

(1)	Represents the aggregate grant date fair value of restricted stock unit awards granted in 2009, as determined in accordance with FASB ASC Topic 718. See footnote 20 of the 2009 Annual Report for the assumptions used in the valuation of these awards.

(2)	Represents the fees paid to Mr. Burleigh for dining club dues pursuant to his retirement agreement, and the charitable contributions made on behalf of Mr. Burlingame by the Scripps Howard Foundation.

(3)	During the terms that Mr. Burleigh served as chair of the board of directors, he received an annual retainer in the amount of $100,000.

Description of Director Compensation Program

The Company’s director compensation program is designed to enhance its ability to attract and retain highly qualified directors and to align their interests with the long-term interests of its shareholders. The program includes a cash component, which is designed to compensate non-employee directors for their service on the board and an equity component, which is designed to align the interests of non-employee directors and shareholders. The Company also provides certain other benefits to non-employee directors, which are described below. Directors who are employees of the Company receive no additional compensation for their service on the board.

Cash Compensation

Each non-employee director is entitled to receive an annual cash retainer of $40,000. Committee chairs also receive an annual retainer as described in the table below. The retainers are paid in equal quarterly installments. Each non-employee director is also entitled to receive a fee for each board meeting and committee meeting attended, as follows:

Meeting Fees (in Person)
Board	$2,500
Executive, Compensation and Nominating & Governance Committees	$2,000
Audit Committee	$2,500
Meeting Fees (Telephonic)	$1,000
Annual Chair Fees
Executive Committee	$3,000
Audit Committee	$9,000
Compensation Committee	$6,000
Nominating & Governance Committee	$3,000

Equity Compensation

In May 2009, non-employee directors, serving as of the 2009 annual shareholder meeting, received a restricted stock unit award equal to $60,000. The Committee attempted to target the equity compensation award to be comparable to the median value of equity compensation granted to directors of our proxy peer group. The restricted stock units are paid on the earlier of the first anniversary of the date of grant, at termination of the director’s service on the board or a change in control; the award may be forfeited upon removal from the board for cause. Mr. Quin received a grant upon election to the Board in February 2009, which was prorated for the year. For 2010, the value of the restricted stock unit award will be decreased to $40,000 to align with the current median value of equity compensation granted by the proxy peer group.

	Scripps Aggregate	SNI Aggregate	Scripps Aggregate
	Number of Shares	Number of Shares	Number of
	Underlying Stock	Underlying Stock	Restricted Stock
	Options Awards	Options Awards	Unit Awards
Name	(#)	(#)	(#)

Mr. Burleigh	103,282	59,976	0
Mr. Burlingame	56,332	29,988	34,285
Mr. Hayden	104,000	0	34,285
Mr. Ogden	104,000	0	34,285
Ms. Peirce	104,000	0	34,285
Mr. Quin	0	0	42,246
Ms. Scagliotti	61,026	34,272	34,285
Mr. P.K. Scripps	103,282	51,408	34,285
Ms. Williams	104,000	0	34,285

Other Benefits

In addition to the above compensation, the Scripps Howard Foundation, an affiliate of the Company, matches, on a dollar-for-dollar basis up to $3,000 annually, charitable contributions made by non-employee directors to qualifying organizations. This program is also available to all Scripps’ employees.

1997 Deferred Compensation and Stock Plan for Directors

A non-employee director may elect to defer payment of all or a designated percentage of the cash compensation received as a director under the Company’s 1997 Deferred Compensation and Stock Plan for

Directors. The director may allocate the deferrals between a phantom stock account that credits earnings including dividends, based on the Company’s Class A common stock, or to a fixed income account that credits interest based on the twelve month average of the 10-year treasury rate (as of November of each year), plus 1%. The deferred amounts (as adjusted for earnings, interest and losses) are paid to the director at the time he or she ceases to serve as a director or upon a date predetermined by the director, either in a lump sum or annual installments over a specified number of years (not to exceed 15) as elected by the director. Payments generally are made in the form of cash, except that the director may elect to receive all or a portion of the amounts credited to his or her phantom stock account in the form of Class A common shares.

REPORT ON COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Mr. Roger L. Ogden, chair, Mr. John H. Burlingame and Ms. Kim Williams are the members of the Company’s compensation committee.

Mr. Burlingame, Ms. Peirce and Ms. Scagliotti are the trustees of The Edward W. Scripps Trust and for 2010 are expected to continue to serve as trustees. The trustees have the power to vote and dispose of the 13,064,074 Class A Common Shares and 10,693,333 Common Voting Shares of the Company held by the Trust. Mr. Burlingame disclaims any beneficial interest in the shares held by the Trust. Ms. Scagliotti and Ms. Peirce are income beneficiaries of the Trust. See “Security Ownership of Certain Beneficial Owners.”

REPORT ON RELATED PARTY TRANSACTIONS

Related Party Transactions

There were no related party transactions in fiscal 2009. Under its charter, the audit committee of the board of directors is responsible for reviewing any proposed related party transaction. The audit committee has approved a “Statement of Policy With Respect to Related Party Transactions” which recognizes that related party transactions can present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof). This policy defines a “related party,” requires that management present to the audit committee for its approval any related party transaction, and defines disclosure procedures.

Scripps Family Agreement

General.  The Company and certain persons and trusts are parties to an agreement (the “Scripps Family Agreement”) restricting the transfer and governing the voting of Common Voting Shares that such persons and trusts may acquire or own at or after the termination of The Edward W. Scripps Trust. Such persons and trusts (the “Signatories”) consist of certain descendants of Robert Paine Scripps who are beneficiaries of the Trust, descendants of John P. Scripps, and certain trusts of which descendants of John P. Scripps are trustees and beneficiaries. Robert Paine Scripps was a son of the founder of the Company. John P. Scripps was a grandson of the founder and a nephew of Robert Paine Scripps.

If the Trust were to have terminated as of January 31, 2010, the Signatories would have held in the aggregate approximately 95% of the outstanding Common Voting Shares as of such date.

Once effective, the provisions restricting transfer of Common Voting Shares under the Scripps Family Agreement will continue until 21 years after the death of the last survivor of the descendants of Robert Paine Scripps and John P. Scripps alive when the Trust terminates. The provisions of the Scripps Family Agreement governing the voting of Common Voting Shares will be effective for a 10-year period after termination of the Trust and may be renewed for additional 10-year periods.

Transfer Restrictions.  No Signatory will be able to dispose of any Common Voting Shares (except as otherwise summarized below) without first giving other Signatories and the Company the opportunity to purchase such shares. Signatories will not be able to convert Common Voting Shares into Class A Common Shares except for a limited period of time after giving other Signatories and the Company the aforesaid opportunity to purchase and except in certain other limited circumstances.

Signatories will be permitted to transfer Common Voting Shares to their lineal descendants or trusts for the benefit of such descendants, or to any trust for the benefit of such a descendant, or to any trust for the benefit of the spouse of such descendant or any other person or entity. Descendants to whom such shares are sold or transferred outright, and trustees of trusts into which such shares are transferred, must become parties to the Scripps Family Agreement or such shares shall be deemed to be offered for sale pursuant to the Scripps Family Agreement. Signatories will also be permitted to transfer Common Voting Shares by testamentary transfer to their spouses provided such shares are converted to Class A Common Shares and to pledge such shares as collateral security provided that the pledgee agrees to be bound by the terms of the Scripps Family Agreement. If title to any such shares subject to any trust is transferred to anyone other than a descendant of Robert Paine Scripps or John P. Scripps, or if a person who is a descendant of Robert Paine Scripps or John P. Scripps acquires outright any such shares held in trust but is not or does not become a party to the Scripps Family Agreement, such shares shall be deemed to be offered for sale pursuant to the Scripps Family Agreement. Any valid transfer of Common Voting Shares made by Signatories without compliance with the Scripps Family Agreement will result in automatic conversion of such shares to Class A Common Shares.

Voting Provisions.  The Scripps Family Agreement provides that the Company will call a meeting of the Signatories prior to each annual or special meeting of the shareholders of the Company held after termination of the Trust (each such meeting hereinafter referred to as a “Required Meeting”). At each Required Meeting, the Company will submit for decision by the Signatories each matter, including election of directors, that the Company will submit to its shareholders at the annual meeting or special meeting with respect to which the Required Meeting has been called. Each Signatory will be entitled, either in person or by proxy, to cast one vote for each Common Voting Share owned of record or beneficially by him on each matter brought before the Required Meeting. Each Signatory will be bound by the decision reached by majority vote with respect to each matter brought before the Required Meeting, and at the related annual or special meeting of the shareholders of the Company each Signatory will vote his Common Voting Shares in accordance with decisions reached at the Required Meeting of the Signatories.

John P. Scripps Newspapers

In connection with the merger in 1986 of the John P. Scripps Newspaper Group (“JPSN”) into a wholly owned subsidiary of the Company (the “JPSN Merger”), the Company and The Edward W. Scripps Trust entered into certain agreements discussed below.

JPSN Board Representation Agreement.  The Edward W. Scripps Trust and John P. Scripps entered into a Board Representation Agreement dated March 14, 1986 in connection with the JPSN Merger. Under this agreement, the surviving adult children of Mr. John P. Scripps who are shareholders of the Company have the right to designate one person to serve on the Company’s board of directors so long as they continue to own in the aggregate 25% of the sum of (i) the shares issued to them in the JPSN Merger and (ii) the shares received by them from John P. Scripps’ estate. In this regard, The Edward W. Scripps Trust has agreed to vote its Common Voting Shares in favor of the person designated by John P. Scripps’ children. Pursuant to this agreement, Paul K. Scripps currently serves on the Company’s board of directors and is a nominee for election at the annual meeting. The Board Representation Agreement terminates upon the earlier of the termination of The Edward W. Scripps Trust or the completion of a public offering by the Company of Common Voting Shares.

Stockholder Agreement.  The former shareholders of the John P. Scripps Newspaper Group, including John P. Scripps and Paul K. Scripps, entered into a Stockholder Agreement with the Company in connection with the JPSN Merger. This agreement restricts to certain transferees the transfer of Common Voting Shares received by such shareholders pursuant to the JPSN Merger. These restrictions on transfer will terminate on the earlier of the termination of The Edward W. Scripps Trust or completion of a public offering of Common Voting Shares. Under the agreement, if a shareholder has received a written offer to purchase 25% or more of his Common Voting Shares, the Company has a “right of first refusal” to purchase such shares on the same terms as the offer. Under certain other circumstances, such as bankruptcy or insolvency of a shareholder, the Company has an option to buy all Common Voting Shares of the Company owned by such shareholder. Under the agreement, stockholders owning 25% or more of the outstanding Common Voting Shares issued pursuant to the JPSN Merger may require the Company to register Common Voting Shares (subject to the right of first refusal mentioned above) under the Securities Act of 1933 for sale at the shareholders’ expense in a public offering. In addition, the former shareholders of the John P. Scripps Newspaper Group will be entitled, subject to certain conditions, to include Common Voting Shares (subject to the right of first refusal) that they own in any registered public offering of shares of the same class by the Company. The registration rights expire three years from the date of a registered public offering of Common Voting Shares.

PROPOSAL 2

To Adopt The E. W. Scripps Company’s 2010 Long-Term Incentive Plan

Introduction

There will be submitted at the Annual Meeting for action by the holders of the Common Voting Shares a proposal to adopt the 2010 Long-Term Incentive Plan (the “LTIP”). If the holders of the Common Voting Shares approve the LTIP, then the Company’s 1997 Long-Term Incentive Plan, as amended (the “1997 Plan”), will be terminated effective immediately after the 2010 Annual Meeting of Shareholders. Once terminated, no new grants will be made under the 1997 Plan, but any outstanding awards under the 1997 Plan will remain outstanding in accordance with the terms of such awards. As of February 28, 2010, 983,191 Class A Common Shares remain available for issuance or delivery under the 1997 Plan. The LTIP was approved by the board of directors on February 16, 2010, subject to the approval of the holders of the Common Voting Shares.

The board continues to believe that the use of stock-related benefits as part of the Company’s compensation package is of great importance in promoting the growth and continued success of the Company and is thus of substantial benefit to the Company and its shareholders. The Company cannot be successful without the ability to attract, retain and reward talented executives, managers and other employees. The LTIP is an effective recruiting tool, as well as a means of promoting long-term commitment to the Company.

The board adopted the LTIP in order to (i) increase the number of shares of common stock available for equity awards to its key employees and directors, and (ii) provide the ability to grant a full range of equity and cash-based awards, including incentive stock options (or “ISOs”), nonqualified stock options, stock appreciation rights (or “SARs”), restricted shares, restricted share units, performance units, performance shares, dividend equivalents and other awards relating to the Class A Common Shares.

Approval of the LTIP will not only will allow the Company to grant these awards, it will also permit management to structure incentive compensation that preserves the Company’s tax deductions under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). These awards are referred to as qualified performance-based awards. Section 162(m) denies a corporation’s federal income tax deduction for compensation it pays to certain executive officers in excess of $1 million per year for each such officer. Section 162(m) provides an exception to this limitation for performance-based compensation, the material terms of which have been approved by a corporation’s shareholders. To that end, in connection with approval of the LTIP, shareholders are also being asked to approve the performance objectives upon which qualified performance-based awards may be based, the annual maximum limits per individual, and the eligible participants, as further described below.

The complete text of the LTIP is attached as an Appendix to this proxy statement. The following summary of the plan does not purport to be complete and is qualified in its entirety by reference to said Appendix.

Plan Limits

The maximum number of class A Common shares that may be issued or delivered with respect to awards under the LTIP is 3,000,000, plus (i) any shares remaining available for issuance or delivery under the 1997 plan as of the annual meeting date, and (ii) any shares that are subject to awards granted under the 1997 plan that are forfeited, terminated, settled in cash or used to satisfy tax withholding obligations on or after the annual meeting. The shares may include authorized but unissued shares, treasury shares, or a combination of the foregoing.

Shares covering awards under the LTIP that terminate or are forfeited will again be available for issuance or delivery under the LTIP, and upon payment in cash of the benefit provided by any award granted under the LTIP, any shares that were covered by that award will be available for issue or delivery under the LTIP. Shares surrendered for the payment of the exercise price under stock options, repurchased by us with option proceeds, or withheld for taxes upon exercise or vesting of an award granted under the

LTIP, will not again be available for issuance or delivery under the LTIP. In addition, when a SAR is exercised and settled in shares, all of the shares underlying the SAR will be counted against the LTIP limit regardless of the number of shares used to settle the SAR.

The LTIP imposes various sub-limits on the number of our Class A Common Shares that may be issued or delivered under the LTIP. In order to comply with the rules applicable to ISOs, the LTIP provides that the aggregate number of shares actually issued or delivered upon the exercise of ISOs may not exceed 3,000,000 shares. In order to comply with the exemption from Section 162(m) of the Internal Revenue Code relating to performance-based compensation, the LTIP imposes the following additional individual sub-limits on awards intended to satisfy that exemption:

•	the maximum aggregate number of shares that may be subject to stock options or SARs granted in any calendar year to any one participant will be 2,000,000 shares,

•	the maximum aggregate number of restricted shares and shares subject to restricted share units, performance shares and other stock-based awards granted in any calendar year to any one participant will be 1,500,000 shares,

•	the maximum aggregate compensation that can be paid pursuant to performance units or other cash-based awards granted in any calendar year to any one participant will be $3,000,000 or a number of shares having an aggregate fair market value not in excess of such amount, and

•	the maximum dividend equivalents that may be paid in any calendar year to any one participant will be $300,000.

Administration

The LTIP will be administered by the compensation committee of the board of directors or such other committee (hereinafter the “Committee”) as the board selects consisting of two or more directors, each of whom is intended to be a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, an “outside director” under regulations promulgated under Section 162(m) of the Internal Revenue Code, and an “independent director” under the New York Stock Exchange rules. The compensation committee will have full and final authority in its discretion to take all actions determined by the Committee to be necessary in the administration of the LTIP.

The board may reserve to itself any or all of the authority and responsibility of the Committee under the LTIP or may act as administrator of the LTIP for any and all purposes. In addition, the board or Committee may expressly delegate to a special committee, consisting of one or more directors who are also officers of the Company, some or all of the Committee’s authority, within specified parameters, to grant awards to eligible participants who, at the time of grant, are not officers.

Eligibility

The LTIP provides that awards may be granted to employees (including employees of subsidiaries) and non-employee directors, except that ISOs may be granted only to employees. Eight non-employee directors and approximately 200 employees would currently be eligible to participate in the LTIP.

Duration and Modification

The LTIP will terminate on February 15, 2020, or such earlier date as the board of directors may determine. The LTIP will remain in effect for outstanding awards until no awards remain outstanding.

The board may amend, suspend or terminate the LTIP at any time, but shareholder approval is required for any amendment to the extent necessary to comply with the New York Stock Exchange rules or applicable laws. Currently, the New York Stock Exchange rules would require shareholder approval for a material revision of the LTIP, which would generally include a material increase in the number of shares available under the plan, a material extension of the term of the plan, an expansion of the class of participants eligible to participate in the plan, an expansion of the types of awards provided under the plan, a material change in the method of determining the exercise price of stock options, and the deletion or limitation of the provision of the plan prohibiting re-pricing of stock options and SARs.

An amendment of the LTIP or any award may not adversely affect any outstanding award without the consent of the affected participant, provided that the Committee may amend the plan or any award without a participant’s consent to the extent the Committee deems necessary to comply with applicable law.

Stock Options

The Committee may, at any time and from time to time, grant stock options to participants in such number as the Committee determines in its discretion. Stock options may consist of ISOs, non-qualified stock options or any combinations of the foregoing awards.

Stock options provide the right to purchase Class A Common Shares at a price not less than the fair market value on the date of grant (which date may not be earlier than the date that the Committee takes action with respect to such grants). The fair market value of a Class A Common Share as reported on the New York Stock Exchange on March 5, 2010 was $9.70 per share. No stock options may be exercised more than 10 years from the date of grant.

Each grant must specify (i) the period of continuous employment that is necessary (or the performance objectives that must be achieved) before the stock options become exercisable, and (ii) the extent to which the option holder will have the right to exercise the stock options following termination. The Committee will determine the terms in its discretion, which terms need not be uniform among all option holders.

The option price is payable at the time of exercise (i) in cash, (ii) by tendering unrestricted shares of the Company’s Class A Common Shares that are already owned by the option holder and have a value at the time of exercise equal to the option price, (iii) with any other legal consideration that the Committee may deem appropriate, or (iv) by any combination of the foregoing methods of payment. Any grant of stock options may provide for deferred payment of the option price from the proceeds of sale through a broker on the date of exercise of some or all of the shares (although, in the case of executive officers and directors, this payment method may be affected by the restrictions on personal loans to executive officers provided by the Sarbanes-Oxley Act of 2002).

SARs

The Committee may, at any time and from time to time, grant SARs to participants in such number as the Committee determines in its discretion. SARs can be tandem (granted with stock options to provide an alternative to exercise of the option) or free-standing.

The grant price for each freestanding SAR will be determined by the Committee, in its discretion, and will be at least equal to the fair market value of a share on the date of grant. The grant price of tandem SARs will be equal to the exercise price of the related stock option. No SAR may be exercised more than 10 years from the date of grant.

Upon the exercise of a SAR, the holder is entitled to receive payment in an amount determined by multiplying (i) the excess of the fair market value per share of a Class A Common Share on the date of exercise over the grant price, by (ii) the number of shares with respect to which the SAR is exercised. Each grant will specify whether the payment will be in cash, Class A Common Shares of equivalent value, or in some combination thereof.

Tandem SARs may only be exercised at a time when the related stock option is exercisable and the spread is positive. Upon exercise of a tandem SAR, the related stock option will be surrendered for cancellation.

Each grant of a free-standing SAR must specify (i) the period of continuous employment that is necessary (or the performance objectives that must be achieved) before the SAR becomes exercisable and (ii) the extent to which the holder will have the right to exercise the SAR following termination. The Committee will determine these terms in its discretion, and these terms need not be uniform among all participants.

Restricted Shares

The Committee may, at any time and from time to time, grant or sell restricted shares to participants in such number as it determines in its discretion.

An award of restricted shares constitutes an immediate transfer of ownership of a specified number of Class A Common Shares to the recipient in consideration of the performance of services. Unless otherwise provided by the Committee, the participant is entitled immediately to voting, dividend and other ownership rights in the shares. The transfer may be made without additional consideration or in consideration of a payment by the recipient that is less than the fair market value per share on the date of grant.

Restricted shares must be subject to a “substantial risk of forfeiture,” within the meaning of Section 83 of the Internal Revenue Code, based on continued service, the achievement of performance objectives, or upon the occurrence of other events as determined by our compensation committee, at its discretion. In order to enforce these forfeiture provisions, the transferability of restricted shares will be prohibited or restricted in the manner prescribed by the Committee on the date of grant for the period during which such forfeiture provisions are to continue.

Restricted Share Units

The Committee may, at any time and from time to time, grant or sell restricted share units to participants in such number as it determines in its discretion.

Restricted share units constitute an agreement to issue or deliver Class A Common Shares or cash to the recipient in the future at the end of a restriction period and subject to the fulfillment of such conditions as the Committee may specify. The transfer may be made without additional consideration or in consideration of a payment by the recipient that is less than the fair market value per share on the date of grant.

During the restriction period the participant has no right to transfer any rights under his or her award and no right to vote or receive dividends on the shares covered by the restricted share units, but the compensation committee may authorize the payment of dividend equivalents with respect to the restricted share units.

Performance Shares and Performance Units

The Committee may, at any time and from time to time, grant performance shares or performance units to participants in such number as the committee determines in its discretion. A performance share is the equivalent of one Class A Common Share and a performance unit is the equivalent of a dollar value established at the time of the award.

The participant will be required to meet one or more performance objectives (as described below) within a specified period. Payment of the performance shares or performance units depends on the extent to which the performance objectives have been achieved. To the extent earned, the participant will receive payment of the performance shares or performance units at the time and in the manner determined by our compensation committee, in cash, Class A Common Shares, restricted shares, restricted share units or any combination thereof.

The participant has no right to transfer any rights under his or her award and no right to vote or receive dividends on the shares covered by the performance shares, but the Committee may authorize the payment of dividend equivalents with respect to the performance shares.

Other Awards

The Committee may, at any time and from time to time, grant or sell other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Class A Common Shares or factors that may influence the value of such shares. For example, the awards may include convertible or exchangeable debt securities or other securities, purchase rights for shares, or awards with value and payment contingent upon performance of our company or our subsidiaries or other factors determined by the Committee.

The Committee will determine the terms and conditions of these awards. Class A Common Shares issued or delivered pursuant to these types of awards will be purchased for such consideration, by such methods and in such forms as the compensation committee determines. The Committee may also grant cash awards, as an element of or supplement to any other award granted under the LTIP.

The Committee may also grant Class A Common Shares as a bonus, or may grant other awards in lieu of obligations of the company or a subsidiary to pay cash or deliver other property under the LTIP or under other plans or compensatory arrangements, subject to such terms as are determined by the Committee.

Performance Objectives

The Committee may designate any award as a qualified performance-based award in order to make the award fully deductible for federal income tax purposes without regard to the $1 million limit imposed by Section 162(m) of the Internal Revenue Code. If an award is so designated, the Committee must establish objectively determinable performance objectives for the award within certain time limits. Performance objectives for such awards will be based on one or more of the following criteria: earnings per share; segment profit; gross margin; operating or other expenses; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; free cash flow; net income; return on investment (determined with reference to one or more categories of income or cash flow and one or more categories of assets, capital or equity); stock price appreciation; viewer ratings or impressions; online revenue; online segment profit; website traffic; circulation/readership; market share; and revenue.

Performance objectives may be described in terms of either company-wide objectives or objectives that are related to the performance of the individual participant or the performance of our company or one or more of its subsidiaries, divisions, departments, regions, units, functions, partnerships, joint ventures or minority investments, product lines or products. The performance objectives may be relative to the performance of a group of comparable companies, a published or special index that the Committee, in its discretion, deems appropriate, or we may also select performance objectives as compared to various stock market indices.

Acceleration of Awards

The Committee may in its discretion determine at any time that: (i) all or a portion of a participant’s stock options, SARs and other awards in the nature of rights that may be exercised will become fully or partially exercisable; (ii) all or a part of the time-based vesting restrictions on all or a portion of the outstanding awards will lapse; (iii) any performance-based criteria with respect to any awards will be deemed to be wholly or partially satisfied; and/or (iv) any other limitation or requirement under any such award will be waived, in each case, as of such date as the compensation committee, in its discretion, declares. Any such decisions by the compensation committee need not be uniform among all participants or awards. Unless the Committee otherwise determines, any such adjustment that is made with respect to an award that is intended to qualify for the performance-based exception of Section 162(m) of the Internal Revenue Code will be specified at such times and in such manner as will not cause such awards to fail to qualify under the performance-based exception. Additionally, the compensation committee will not make any adjustment that would cause an award that is otherwise exempt from Section 409A of the Internal Revenue Code to become subject to Section 409A or that would cause an award that is subject to Section 409A of the Internal Revenue Code to fail to satisfy the requirements of Section 409A.

Change in Control

If the Company experiences a change in control, unless otherwise provided under applicable laws or an award agreement: (i) outstanding stock options and SARs shall become fully vested and exercisable and shall remain exercisable for their full terms; (ii) outstanding restricted shares, restricted share units and other stock-based awards shall become fully vested; and (iii) outstanding performance shares, performance units and other performance-based awards shall vest the target level. Further, the Committee may, in its sole discretion, provide for cash payments in termination of outstanding award upon a change in control, with the cash payments equal to the difference between the fair market value of the covered shares and the exercise price or grant price of the awards, if any.

A change in control generally means any of the following: (i) the acquisition of a majority of the company’s Common Voting Shares by someone other than The Edward W. Scripps Trust or a party to the Scripps Family Agreement; (ii) a change in the membership of the board of directors, so that the current incumbents and their approved successors no longer constitute a majority; or (iii) the disposition of assets accounting for 90% or more of the our revenues, unless The Edward W. Scripps Trust or the parties to the Scripps Family Agreement have a direct or indirect controlling interest in the acquiring entity. In addition, with respect to awards held by employees working for any of our subsidiaries (or any division of a subsidiary), a change in control generally means either (i) the acquisition of a majority of the subsidiary’s voting shares by someone other than the company or an affiliate of the company; or (ii) the disposition of all or substantially all of the assets of a division of any of our subsidiaries.

Termination for Cause

If a participant’s employment or service is terminated by the Company or a subsidiary for “cause”, as determined by the Committee in its sole discretion, then, promptly upon receiving notice of the Committee’s determination, the participant shall:

•	forfeit all outstanding awards held by the participant;

•	return to the company or the subsidiary all shares that the participant has not disposed of that had been acquired pursuant to awards granted under the LTIP, in exchange for any amount actually paid by the participant for the shares; and

•	with respect to any shares acquired pursuant to an award granted under the LTIP that were disposed of, pay to the Company or the subsidiary, in cash, the excess, if any, of: (i) the fair market value of the shares on the date acquired, over (ii) any amount actually paid by the participant for the shares.

Transferability

Except as the board of directors or Committee otherwise determines, awards granted under the LTIP will not be transferable by a participant other than by will or the laws of descent and distribution. Except as otherwise determined by the Committee, stock options and SARs will be exercisable during a participant’s lifetime only by him or her or, in the event of the participant’s legal incapacity to do so, by his or her guardian or legal representative. Any award made under the LTIP may provide that any Class A Common Shares issued or delivered as a result of the award will be subject to further restrictions upon transfer.

Adjustments

In the event of any equity restructuring, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through a large, nonrecurring cash dividend, the Committee will adjust the number and kind of shares that may be issued or delivered under the LTIP, the individual award limits, and, with respect to outstanding awards, the number and kind of shares subject to outstanding awards, the exercise price, and the grant price or other price of shares subject to outstanding awards, to prevent dilution or enlargement of rights. In the event of any other change in corporate capitalization, such as a merger, consolidation or liquidation, the compensation committee may, in its discretion, cause there to be such equitable adjustment as described in the foregoing sentence, to prevent dilution or enlargement of rights. However, unless otherwise determined by the Committee, the Company will always round down to a whole number of shares subject to any award. Any such adjustment will be made by the Committee, whose determination will be conclusive.

Prohibition on Re-Pricing

Subject to adjustment as described under “Adjustments” immediately above, the LTIP does not permit, without the approval of the Common Voting shareholders, what is commonly known as the “re-pricing” of stock options or SARs, including:

•	an amendment to reduce the exercise price of any outstanding stock option or base price of any outstanding SAR;

•	the cancellation of an outstanding stock option or SAR and replacement with a stock option having a lower exercise price or with a SAR having a lower base price; and

•	the cancellation of an outstanding stock option or SAR and replacement with another award under the LTIP.

Federal Income Tax Consequences

The following discussion is limited to a summary of the U.S. federal income tax provisions relating to the grant, exercise and vesting of awards under the LTIP. The tax consequences of awards may vary according to country of participation. Also, the tax consequences of the grant, exercise or vesting of awards vary depending upon the particular circumstances, and it should be noted that income tax laws, regulations and interpretations change frequently. Participants should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them, including the applicability and effect of state, local and foreign tax laws.

Tax Consequences to Participants

Nonqualified Stock Options.  In general, (i) a participant will not recognize income at the time a nonqualified option is granted; (ii) a participant will recognize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price paid for the shares; and (iii) at the time of sale of shares acquired pursuant to the exercise of the nonqualified option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Stock Options.  A participant will not recognize income at the time an ISO is granted or exercised. However, the excess of the fair market value of the shares on the date of exercise over the option price paid may constitute a preference item for the alternative minimum tax. If shares are issued or delivered to the optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of the grant or within one year after the issuance or delivery of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss. If shares acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares as of the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

SARs.  A participant will not recognize income upon the grant of a tandem SAR or a free-standing SAR. The participant generally will recognize ordinary income when the SAR is exercised in an amount equal to the cash and the fair market value of any unrestricted shares received on the exercise.

Restricted Shares.  A participant will not be subject to tax until the restricted shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Internal Revenue Code. At that time, the participant will be subject to tax at ordinary income rates on the fair market value of the restricted shares (reduced by any amount paid by the participant for such restricted shares). However, a participant who so elects under Section 83(b) of the Internal Revenue Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares over the purchase price, if any, of such restricted shares. Any appreciation (or depreciation) realized upon a later disposition of such shares will be treated as long-term or short-term capital gain depending upon how long the shares have been held. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject to forfeiture and restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the participant.

Unrestricted “Bonus” Stock.  A participant will recognize ordinary income upon the grant of an unrestricted “bonus” stock award equal to the fair market value of the shares received by the participant.

Restricted Share Units, Performance Shares, Performance Units.  A participant will not recognize income upon the grant of restricted share units, performance shares or performance units. Upon payment of the awards, the participant generally will recognize ordinary income in an amount equal to the cash and the fair market value of any unrestricted shares received.

Dividend Equivalents.  Any dividend equivalents awarded with respect to awards granted under the LTIP and paid in cash or unrestricted shares will be taxed to the participant at ordinary income rates when received by the participant.

Section 409A.  The LTIP permits the grant of various types of awards that may or may not be exempt from Section 409A of the Internal Revenue Code. If an award is subject to Section 409A, and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. Restricted share awards, unrestricted share awards, stock options and stock appreciation rights that comply with the terms of the LTIP are designed to be exempt from the application of Section 409A. Restricted share units, performance shares, performance units and dividend equivalents granted under the LTIP will be subject to Section 409A unless they are designed to satisfy the short-term deferral exemption (or another applicable exception). If not exempt, those awards will be designed to meet the requirements of Section 409A in order to avoid early taxation and penalties.

Tax Consequences to the Company

To the extent that a participant recognizes ordinary income in the circumstances described above, the company, or a subsidiary for which the participant performs services, will be entitled to a corresponding compensation deduction provided that, among other things, the compensation meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code, and is not disallowed by the $1 million limitation on executive compensation under Section 162(m) of the Internal Revenue Code.

New Plan Benefits

The Committee will determine all awards under the LTIP for fiscal year 2010 but no awards to officers or employees are currently determinable. On February 16, 2010, the Committee approved a grant of restricted stock units, with a value of $40,000, to each director elected at the May 13, 2010 annual meeting, subject to shareholder approval of the LTIP. The following table provides additional information on this award under the LTIP.

Plan Name
Name and Position	Dollar Value ($)	Number of Units
Richard A. Boehne President & Chief Executive Officer	$0	0

Timothy E. Stautberg Senior Vice President & Chief Financial Officer & Treasurer	$0	0

Mark G. Contreras Senior Vice President/ Newspapers	$0	0

William Appleton Senior Vice President & Chief Legal Officer	$0	0

Lisa A. Knutson Senior Vice President/Human Resources	$0	0

Executive Group	$0	0

Non-Executive Director Group	$40,000	*

Non-Executive Officer Employee Group	$0	0

*	The number of restricted stock units had not yet been determined as of the date of this Proxy Statement; however, the number of units (rounded down to the nearest whole unit) will be established on the date of the Annual Meeting by dividing (i) the dollar value listed in the table above by (ii) the average closing price of the Company’s Class A Common Shares as listed on the NYSE for the 30 trading days immediately preceding the Annual Meeting.

Current Equity Compensation Plan Information

The following table provides information as of December 31, 2009 about equity compensation plans under which awards are currently outstanding. If the LTIP is approved, the 1997 Plan will terminate effective immediately after the annual meeting. Once terminated, new awards under this plan will not be granted, but any outstanding awards under the 1997 Plan will remain outstanding in accordance with its terms.

	Number of Shares		Number of Shares
	Issuable Upon		Remaining Available
	Exercise of	Weighted-Average	for Issuance Under
	Outstanding	Exercise Price of	Equity Compensation
	Options, Warrants	Outstanding Options,	Plans (Excluding Shares
	and Rights (1)	Warrants and Rights	Reflected in Column (a))
Plan Category	(a)	(b)	(c)(2)

Equity compensation plans approved by security holders	21,033,145	$9.36	911,599
Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	21,033,145	$9.36	911,599

(1)	Column (a) represents the aggregate number of our Class A Common Shares that may be issued in connection with the exercise of 11,716,981 outstanding stock options, 232,138 restricted shares and 9,084,026 restricted share units granted under the 1997 Plan. The weighted average-exercise price of outstanding option awards does not apply to the vesting of restricted shares or restricted share units.

(2)	Column (c) represents the number of our Class A Common Shares available for future issuance under the 1997 Plan.

Vote Necessary for Approval

The affirmative vote of a majority of the votes cast in person or by proxy of the Common Voting Shares represented and entitled to vote at the Annual Meeting of Shareholders is required for approval of the Incentive Plan. The board of directors recommends that holders of such shares vote FOR the approval of the proposed Incentive Plan. It is expected that the Common Voting Shares owned by The Edward W. Scripps Trust will be voted in favor of the Incentive Plan, thus assuring approval thereof. Proxies for Common Voting Shares solicited by the board will be voted FOR the proposed Incentive Plan unless shareholders specify a contrary choice in their proxies. Broker non-votes will not be treated as votes cast and will not have a positive or negative effect on the outcome of the proposal. Abstention will be treated as votes cast and, consequently, will have the same effect as votes against the proposal.

REPORT ON SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and officers, and owners of more than ten percent of the Company’s Class A Common Shares (“10% shareholders”), to file with the Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Class A Common Shares and other equity securities of the Company. Officers, directors and 10% shareholders are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the year ended December 31, 2009, all Section 16(a) filing requirements applicable to its officers, directors and 10% shareholders were complied with in a timely manner during 2009.

ENGAGEMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

At its February 15, 2010 meeting, the audit committee of the board of directors approved the appointment of Deloitte & Touche LLP as independent registered public accountants for the Company for the year ending December 31, 2010. A representative of Deloitte & Touche LLP, the Company’s independent registered public accounting firm during 2009, is expected to be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement if he or she desires.

REPORT ON SHAREHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

Any shareholder proposals intended to be presented at the Company’s 2011 Annual Meeting of Shareholders must be received by the Company at 312 Walnut Street, Suite 2800, Cincinnati, Ohio, 45202, on or before November 25, 2010, for inclusion in the Company’s proxy statement and form of proxy relating to the 2011 Annual Meeting of Shareholders.

If a shareholder intends to raise a proposal at the Company’s 2011 annual meeting that he or she does not seek to have included in the Company’s proxy statement, the shareholder must notify the Company of the proposal on or before February 6, 2011. If the shareholder fails to notify the Company, the Company’s proxies will be permitted to use their discretionary voting authority with respect to such proposal when and if it is raised at such annual meeting, whether or not there is any discussion of such proposal in the 2011 proxy statement.

OTHER MATTERS

The presence of any shareholder at the meeting will not operate to revoke his or her proxy. A proxy may be revoked at any time, insofar as it has not been exercised, by submitting a new proxy with a later date, notifying the Company’s secretary in writing before the meeting, or voting in person at the meeting.

The persons named in the enclosed proxy, or their substitutes, will vote the shares represented by such proxy at the meeting. The forms of proxy for the two respective classes of stock permit specification of a vote for persons nominated for election as directors by each such class of stock, as set forth under “Election of Directors” above, and the withholding of authority to vote in the election of such directors or the withholding of authority to vote for one or more specified nominees. Where a choice has been specified in the proxy, the shares represented thereby will be voted in accordance with such specification. If no specification is made, such shares will be voted to elect directors as set forth under “Election of Directors” or in favor of “Proposal 2.”

Under Ohio law and the Company’s Amended Articles of Incorporation broker non-votes and abstaining votes will not be counted in favor of or against any nominee but will be counted as present for purposes of determining whether a quorum has been achieved at the meeting. Director nominees who receive the greatest number of affirmative votes will be elected directors. The proposals to approve Incentive Plan must receive the affirmative vote of a majority of the Company’s Common Voting Shares cast at the meeting. All other matters to be considered at the meeting require for approval the favorable vote of a majority of the Common Voting Shares cast at the meeting in person or by proxy. If any other matter properly comes before the meeting, the persons named in the proxy will vote thereon in accordance with their judgment. The Company does not know of any other matter that will be presented for action at the meeting and the Company has not received any timely notice that any of the Company’s shareholders intend to present a proposal at the meeting.

By order of the board of directors,

Mary Denise Kuprionis, Esq.
Vice President, Secretary,
Chief Ethics & Compliance Officer

March 24, 2010

APPENDIX A

THE E. W. SCRIPPS COMPANY
2010 LONG-TERM INCENTIVE PLAN

1.	Establishment, Purpose, Duration.

a. The E. W. Scripps Company, an Ohio corporation (hereinafter referred to as the “Company”), hereby establishes an equity compensation plan to be known as The E. W. Scripps Company 2010 Long-Term Incentive Plan (hereinafter referred to as the “Plan”). The Plan permits the granting of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Other Stock-Based Awards. The Plan is effective as of          , 2010 (the “Effective Date”), subject to the approval of the Plan by the shareholders of the Company at the 2010 Annual Meeting (the “Approval Date”). Definitions of capitalized terms used in the Plan are contained in Section 2 of the Plan.

b. The purpose of the Plan is to attract and retain Directors, officers and other key employees of the Company and its Subsidiaries and to provide to such persons incentives and rewards for superior performance.

c. No Award may be granted under the Plan after the day immediately preceding the tenth (10th) anniversary of the Effective Date, or such earlier date as the Board shall determine. The Plan will remain in effect with respect to outstanding Awards until no Awards remain outstanding.

d. If the Company’s shareholders approve the Plan at the 2010 Annual Meeting, The E. W. Scripps Company 1997 Long-Term Incentive Plan, as amended (the “1997 Plan”) will terminate in its entirety effective immediately after the 2010 Annual Meeting; provided that all outstanding awards under the 1997 Plan as of the date of the 2010 Annual Meeting shall remain outstanding and shall be administered and settled in accordance with the provisions of the 1997 Plan.

2.	Definitions.

As used in the Plan, the following definitions shall apply.

“Affiliate” means any Person controlling or under common control with the Company or any Person of which the Company directly or indirectly has Beneficial Ownership of securities having a majority of the voting power.

“Applicable Laws” means the applicable requirements relating to the administration of equity-based compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted and the Applicable Laws of any other country or jurisdiction where Awards are granted under the Plan.

“Approval Date” has the meaning given such term in Section 1(a).

“Award” means a Nonqualified Stock Option, Incentive Stock Option, SAR, Restricted Shares Award, Restricted Share Unit, Performance Share, Performance Unit, Other Stock-Based Award or Dividend Equivalent granted pursuant to the terms and conditions of the Plan.

“Award Agreement” means either: (i) an agreement, either in written or electronic format, entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under the Plan; or (ii) a statement, either in written or electronic format, issued by the Company to a Participant describing the terms and provisions of such Award, which need not be signed by the Participant.

“Beneficial Ownership” and “Beneficial Owner” have the meanings given such terms in Rule 13d-3 promulgated under the Exchange Act.

“Board” means the Board of Directors of the Company.

“Cause” as a reason for a Participant’s termination of employment or service shall have the meaning assigned such term in (i) the employment agreement, if any, between the Participant and the Company or Subsidiary, or (ii) if during the applicable severance protection period, the severance plan, or if applicable the change in control severance plan, covering the Participant and the Company or Subsidiary. If the Participant is not a party to an employment agreement or severance plan with the Company or a Subsidiary in which such term is defined, then unless otherwise defined in the applicable Award Agreement, “Cause” shall mean: (i) commission of a felony or an act or series of acts that results in material injury to the business or reputation of the Company or any Subsidiary; (ii) willful failure to perform duties of employment or service, if such failure has not been cured in all material respects within twenty (20) days after the Company or any Subsidiary, as applicable, gives notice thereof; or (iii) breach of any material term, provision or condition of employment or service, which breach has not been cured in all material respects within twenty (20) days after the Company or any Subsidiary, as applicable, gives notice thereof.

“Change in Control” means (except as may be otherwise prescribed by the Committee in an Award Agreement): (i) any Person becomes a Beneficial Owner of a majority of the outstanding Common Voting Shares, $.01 par value, of the Company (or shares of capital stock of the Company with comparable or unlimited voting rights), excluding, however, The Edward W. Scripps Trust (the “Trust”) and the trustees thereof, and any person that is or becomes a party to the Scripps Family Agreement, dated October 15, 1992, as amended currently and as it may be amended from time to time in the future (the “Family Agreement”); (ii) the majority of the Board consists of individuals other than Incumbent Directors; or (iii) assets of the Company accounting for 90% or more of the Company’s revenues (hereinafter referred to as “substantially all of the Company’s assets”) are disposed of pursuant to a merger, consolidation, sale, or plan of liquidation and dissolution (unless the Trust or the parties to the Family Agreement have Beneficial Ownership of, directly or indirectly, a controlling interest (defined as owning a majority of the voting power) in the entity surviving such merger or consolidation or acquiring such assets upon such sale or in connection with such plan of liquidation and dissolution).

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Committee, as specified in Section 4(a), appointed by the Board to administer the Plan.

“Company” has the meaning given such term in Section 1 and any successor thereto.

“Date of Grant” means the date as of which an Award is determined to be effective and designated in a resolution by the Committee and is granted pursuant to the Plan. The Date of Grant shall not be earlier than the date of the resolution and action therein by the Committee. In no event shall the Date of Grant be earlier than the Effective Date.

“Director” means any individual who is a member of the Board who is not an Employee.

“Dividend Equivalents” means the equivalent value (in cash or Shares) of dividends that would otherwise be paid on the Shares subject to an Award but that have not been issued or delivered, as described in Section 12.

“Effective Date” has the meaning given such term in Section 1(a).

“Employee” means any employee of the Company or a Subsidiary; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, the term “Employee” has the meaning given to such term in Section 3401(c) of the Code, as interpreted by the regulations thereunder and Applicable Law.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

“Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to a Stock Option.

“Fair Market Value” means, as of any date, the value of a Share determined as follows: (i) the closing sale price per Share as reported on the New York Stock Exchange, or if there are no sales on such day, on the next preceding trading day during which a sale occurred; and (ii) in the absence of such markets for the Shares, the Fair Market Value shall be determined by the Committee in good faith (which determination shall, to the extent applicable, be made in a manner that complies with Section 409A of the Code), and such determination shall be conclusive and binding for all purposes.

“Free-Standing SAR” means a Stock Appreciation Right granted pursuant to Section 7 that is not granted in tandem with a Stock Option.

“Grant Price” means the price established at the time of grant of an SAR pursuant to Section 7, used to determine whether there is any payment due upon exercise of the SAR.

“Incentive Stock Option” or “ISO” means a Stock Option that is designated as an Incentive Stock Option and that is intended to meet the requirements of Section 422 of the Code.

“Nonqualified Stock Option” means a Stock Option that is not intended to meet the requirements of Section 422 of the Code or otherwise does not meet such requirements.

“Other Stock-Based Awards” means an equity-based or equity-related Award not otherwise described by the terms of the Plan, granted in accordance with the terms and conditions set forth in Section 11.

“Participant” means any eligible individual as set forth in Section 5 who holds one or more outstanding Awards.

“Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code.

“Performance Objectives” means the measurable performance objective or objectives established by the Committee pursuant to the Plan. Any Performance Objectives may relate to the performance of the Company or one or more of its Subsidiaries, divisions, departments, units, functions, partnerships, joint ventures or minority investments, product lines or products, or the performance of the individual Participant. The Performance Objectives may be made relative to the performance of a group of comparable companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Objectives as compared to various stock market indices. Performance Objectives may be stated as a combination of the listed factors.

“Performance Period” means the period during which a Performance Objective must be met.

“Performance Share” means a bookkeeping entry that records the equivalent of one Share awarded pursuant to Section 10.

“Performance Unit” means a bookkeeping entry that records a unit awarded pursuant to Section 10.

“Period of Restriction” means the period during which Restricted Shares, Restricted Share Units or Other Stock-Based Awards are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of Performance Objectives, or upon the occurrence of other events as determined by the Committee, at its discretion), as provided in Sections 8, 9 and 11 herein.

“Person” means Section 3(a)(9) of the Exchange Act, and as used in Sections 13(d) and 14(d) thereof, including a “group” (as defined in Section 13(d) of the Exchange Act).

“Plan” means The E.W. Scripps Company 2010 Long-Term Incentive Plan, as amended from time to time.

“Restricted Shares” means Shares granted or sold pursuant to Section 8 as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 8 has expired.

“Restricted Share Units” means a grant of the right to receive Shares or cash at the end of a specified Period of Restriction made pursuant to Section 9.

“SEC” means the United States Securities and Exchange Commission.

“Share” means a Class A Common Share of the Company, $0.01 par value per share, or any security into which such Share may be changed by reason of any transaction or event of the type referred to in Section 16.

“Stock Appreciation Right” or “SAR” means a right granted pursuant to Section 7, and shall include both Tandem SARs and Free-Standing SARs.

“Stock Option” means a right to purchase a Share granted to a Participant under the Plan in accordance with the terms and conditions set forth in Section 6. Stock Options may be either Incentive Stock Options or Nonqualified Stock Options.

“Subsidiary” means a corporation, company or other entity (i) more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are now or hereafter, owned or controlled, directly or indirectly, by the Company, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, limited liability company, joint venture or unincorporated association), but more than fifty percent (50%) of whose ownership interest representing the right generally to make decisions for such other entity is now or hereafter, owned or controlled, directly or indirectly, by the Company; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, the term “Subsidiary” has the meaning given to such term in Section 424(f) of the Code, as interpreted by the regulations thereunder and Applicable Law.

“Subsidiary Disposition” means, with respect to a Participant who is at the time engaged primarily in continuous service with a Subsidiary (and except as may be otherwise prescribed by the Committee in an Award Agreement): (i) any Person, other than the Company or an Affiliate, acquires Beneficial Ownership of securities of the particular Subsidiary having at least fifty percent (50%) of the voting power of such Subsidiary’s then outstanding securities; or (ii) the particular Subsidiary sells to any Person other than the Company or an Affiliate all or substantially all of the assets of the particular division thereof to which the Participant is assigned.

“Substitute Awards” means Awards that are granted in assumption of, or in substitution or exchange for, outstanding awards previously granted by an entity acquired directly or indirectly by the Company or with which the Company directly or indirectly combines.

“Tandem SAR” means a Stock Appreciation Right granted pursuant to Section 7 that is granted in tandem with a Stock Option.

“Ten Percent Shareholder” shall mean any Participant who owns more than 10% of the combined voting power of all classes of stock of the Company, within the meaning of Section 422 of the Code.

3.	Shares Available Under the Plan.

a. The maximum number of Shares that may be issued or delivered pursuant to Awards under the Plan shall be 3,000,000, plus the number of Shares described in Section 3(b). The aggregate number of Shares available for issuance or delivery under the Plan shall be subject to adjustment as provided in Section 16. Shares issued or delivered pursuant to an Award may be authorized but unissued Shares, treasury Shares, including Shares purchased in the open market, or a combination of the foregoing.

b. Any Shares remaining available for issuance under the 1997 Plan as of the Approval Date shall be added to the number of Shares that may be issued or delivery pursuant to the Plan as provided in Section 3(a) and shall be available for issuance or delivery pursuant to grants of Awards under the Plan. If on or after the Approval Date any outstanding award granted pursuant to the 1997 Plan terminates or is forfeited without having been exercised in full, or if any award granted pursuant to the 1997 Plan is settled (or can be paid only) in cash, or Shares underlying any outstanding award granted pursuant to the 1997 Plan are withheld by the Company or any Subsidiary to satisfy a tax withholding obligation, then the underlying Shares, to the extent of any such forfeiture, termination, cash settlement or withholding, shall be added to the number of Shares that may be issued or delivery pursuant to the Plan as provided in Section 3(a) and shall be available for issuance or delivery pursuant to grants of Awards under the Plan.

c. If any Award granted pursuant to the Plan terminates or is forfeited without having been exercised in full, or if any Award granted pursuant to the Plan is settled (or can be paid only) in cash, then the underlying Shares, to the extent of any such forfeiture, termination or cash settlement, again shall be available for grant under the Plan and credited toward the Plan limit as set forth in Section 3(a). Except as may be required by reason of Section 422 and related provisions of the Code, Shares issued or delivered under the Plan as a Substitute Award or in settlement of a Substitute Award shall not reduce or be counted against the Shares available for Awards under the Plan and will not count against the Plan limit as set forth in Section 3(a) to the extent that the rules and regulations of any stock exchange or other trading market on which the Shares are listed or traded provide an exemption from shareholder approval for assumption, substitution, conversion, adjustment, or replacement of outstanding awards in connection with mergers, acquisitions, or other corporate combinations.

d. Notwithstanding any other provision herein, the following Shares shall not again be available for grant as described above: (i) Shares tendered in payment of the Exercise Price of a Stock Option, (ii) Shares withheld by the Company or any Subsidiary to satisfy a tax withholding obligation, and (iii) Shares that are repurchased by the Company with Stock Option proceeds. Moreover, all Shares covered by a SAR, to the extent that it is exercised and settled in Shares, and whether or not Shares are actually issued or delivered to the Participant upon exercise of the right, shall be considered issued or delivered pursuant to the Plan for purposes of Section 3(a).

e. Subject to adjustment as provided in Section 16 of the Plan, up to 3,000,000 Shares may be issued or delivered with respect to ISOs.

f. Subject to adjustment as provided in Section 16 of the Plan, the following limits shall apply with respect to Awards that are intended to qualify for the Performance-Based Exception:

i. The maximum aggregate number of Shares that may be subject to Stock Options or SARs granted in any calendar year to any one Participant shall be 2,000,000 Shares.

ii. The maximum aggregate number of Restricted Shares and Shares issuable or deliverable under Performance Shares, Restricted Share Units and Other Stock-Based Awards granted in any calendar year to any one Participant shall be 1,500,000 Shares.

iii. The maximum aggregate compensation that can be paid pursuant to Performance Units or cash-based Awards under Section 11 granted in any calendar year to any one Participant shall be $3,000,000 or a number of Shares having an aggregate Fair Market Value not in excess of such amount.

iv. The maximum Dividend Equivalents that may be paid in any calendar year to any one Participant shall be $300,000.

4.	Administration of the Plan.

a. The Plan shall be administered by the Compensation Committee of the Board or such other committee (the “Committee”) as the Board shall select consisting of two or more members of the Board each of whom is a “non-employee director” within the meaning of Rule 16b-3 (or any successor rule) of the Exchange Act, an “outside director” under regulations promulgated under Section 162(m) of the Code, and an “independent director” under the New York Stock Exchange rules. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board.

b. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Committee hereunder), and except as otherwise provided by the Board, the Committee shall have full and final authority in its discretion to take all actions determined by the Committee to be necessary in the administration of the Plan, including, without limitation, discretion to: select Award recipients; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; grant waivers of terms, conditions, restrictions and limitations applicable to any Award, or accelerate the vesting or exercisability of any Award, in a manner consistent with the Plan; construe and interpret the Plan and any Award Agreement or other agreement or instrument entered into under the Plan;

establish, amend, or waive rules and regulations for the Plan’s administration; and take such other action, not inconsistent with the terms of the Plan, as the Committee deems appropriate.

c. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4(c)) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

d. Notwithstanding the above, the Board or Committee may, by resolution, expressly delegate to a special committee, consisting of one or more directors who are also officers of the Company, the authority, within specified parameters established by the Board or Committee, to (i) designate Employees or Directors to be recipients of Awards under the Plan, and (ii) to determine the type and number of such Awards to be received by any such Participants; provided, however, that such delegation of duties and responsibilities to a special committee of the Board may not be made with respect to the grant of Awards to Employees who are subject to Section 16(a) of the Exchange Act on the Date of Grant, or who as of the Date of Grant are reasonably anticipated to become “covered employees” within the meaning of Section 162(m) of the Code during the term of the Award. The acts of such special committee shall be treated hereunder as acts of the Board or Committee, as applicable, and such special committee shall report regularly to the Board or Committee, as applicable, regarding the delegated duties and responsibilities and any Awards so granted.

e. The Committee shall have no obligation to treat Participants or eligible Participants uniformly, and the Committee may make determinations made under the Plan selectively among Participants who receive, or Employees or Directors who are eligible to receive, Awards (whether or not such Participants or eligible Employees or Directors are similarly situated). All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Committee shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, its shareholders, Directors, Employees, and their estates and beneficiaries.

5.	Eligibility and Participation.

a. Each Employee and Director is eligible to participate in the Plan.

b. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees and Directors those to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by Applicable Law and the amount of each Award.

c. Notwithstanding the foregoing provisions of this Section 5, Incentive Stock Options may be granted only to eligible Participants who are Employees of the Company (or a “parent” or “subsidiary” as defined in Section 424(e) and (f) of the Code). Eligible Participants who are Employees of a Subsidiary may be granted Stock Options or Stock Appreciation Rights under the Plan only if the Subsidiary qualifies as an “eligible issuer of service recipient stock” within the meaning of Section 409A of the Code.

6.	Stock Options.

Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Stock Options to Participants in such number as the Committee shall determine. Each Stock Option grant shall be evidenced by an Award Agreement and shall be subject to the following provisions:

a. The Award Agreement shall separately designate whether the Stock Options are intended to be Incentive Stock Options or Nonqualified Stock Options. Any Incentive Stock Option granted under the Plan shall contain such terms and conditions, consistent with the Plan, as the Committee may determine to be necessary to comply with Section 422 of the Code.

b. The Award Agreement shall specify an Exercise Price for each grant of a Stock Option, which shall be at least equal to the Fair Market Value of a Share on the Date of Grant. In the case of an

Incentive Stock Option granted to a Ten Percent Shareholder, the Exercise Price for each grant of a Stock Option shall be at least equal to one hundred ten percent (110%) of the Fair Market Value of a Share on the Date of Grant.

c. The Award Agreement shall specify the expiration date for each Stock Option; provided, however, that no Stock Option shall be exercisable later than the tenth (10th) anniversary of its Date of Grant. In the case of an Incentive Stock Option granted to a Ten Percent Shareholder, the Incentive Stock Option shall not be exercisable later than the fifth (5th) anniversary of its Date of Grant.

d. The Award Agreement shall specify the period or periods of continuous service by the Participant with the Company or any Subsidiary that is necessary, the Performance Objectives that must be achieved, or any other conditions that must be satisfied, before the Stock Option or installments thereof will become exercisable.

e. The Award Agreement shall specify whether the Exercise Price shall be payable to the Company: (i) in cash or its equivalent; (ii) subject to such terms, conditions and limitations as the Committee may prescribe, by tendering (either by actual delivery or attestation) unencumbered Shares previously acquired by the Participant exercising such Stock Option having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price; (iii) by any other method approved or accepted by the Committee in its sole discretion, including, if the Committee so determines, a cashless broker-assisted exercise that complies with all Applicable Laws; or (iv) by a combination of the foregoing methods. The Committee may limit any method of payment for administrative convenience, to comply with Applicable Laws, or otherwise.

f. The Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Stock Option following termination of the Participant’s employment or provision of services to the Company and/or its Subsidiaries, as the case may be.

g. Notwithstanding anything in this Section 6 to the contrary, Stock Options designated as ISOs shall not be eligible for treatment under the Code as ISOs, and shall instead be treated as Nonqualified Stock Options, to the extent that either (i) the aggregate Fair Market Value of Shares (determined as of the Date of Grant) with respect to which such Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Stock Options into account in the order in which they were granted; or (ii) such Stock Options otherwise remain exercisable but are not exercised within three (3) months after termination of employment (or such other period of time provided in Section 422 of the Code).

h. The Committee or its delegate will automatically order the cashless exercise of in-the-money Nonqualified Stock Options that have vested but have not been exercised on the expiration date of the Award. Participants who are subject to the preclearance section of the Company’s Insider Trading Policy are excluded from this automatic exercise provision.

7.	Stock Appreciation Rights.

Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant SARs to Participants in such number as the Committee shall determine. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR. Each SAR grant shall be evidenced by an Award Agreement and shall be subject to the following provisions:

a. The Award Agreement shall specify a Grant Price for each grant of a SAR. The Grant Price for a Freestanding SAR shall be at least equal to the Fair Market Value of a Share on the Date of Grant. The Grant Price of Tandem SARs shall be equal to the Exercise Price of the related Stock Option.

b. The Award Agreement shall set forth the expiration date for each SAR; provided, however, that no SAR shall be exercisable later than the tenth (10th) anniversary of its Date of Grant.

c. The Award Agreement for a Freestanding SAR shall specify the period or periods of continuous service by the Participant with the Company or any Subsidiary that is necessary, the Performance Objectives that must be achieved, or any other conditions that must be satisfied, before the

Freestanding SAR or installments thereof will become exercisable. Each vested Freestanding SAR that has not yet been exercised will be exercised automatically on the last day prior to the expiration date established by the Committee and set forth in the Award Agreement.

d. Tandem SARs may be exercised for all or part of the Shares subject to the related Stock Option upon the surrender of the right to exercise the equivalent portion of the related Stock Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Stock Option is then exercisable. Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the excess of the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised over the Exercise Price of the underlying ISO; and (c) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Exercise Price of the ISO. Each vested Tandem SAR that has not yet been exercised will be exercised automatically on the last day prior to the expiration date of the related Stock Option, so long as the Fair Market Value of a Share on that date exceeds the Exercise Price of the related Stock Option.

e. Upon the exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying: (i) the excess of the Fair Market Value of a Share on the date of exercise over the Grant Price, by (ii) the number of Shares with respect to which the SAR is exercised. The payment upon the SAR exercise shall be in cash, Shares of equivalent value, or in some combination thereof, as determined by the Committee in its sole discretion. The determination of the Committee with respect to the form of payout of SARs shall be set forth in the Award Agreement pertaining to the grant of the Award.

f. The Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or provision of services to the Company and/or its Subsidiaries, as the case may be.

8.	Restricted Shares.

Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant or sell Restricted Shares to Participants in such number as the Committee shall determine. Each grant or sale of Restricted Shares shall be evidenced by an Award Agreement and shall be subject to the following provisions:

a. Each grant or sale of Restricted Shares shall constitute an immediate transfer of the ownership of Shares to the Participant in consideration of the performance of services, subject to the substantial risk of forfeiture and restrictions on transfer as provided in this Section 8.

b. Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Fair Market Value per Share at the Date of Grant.

c. The Award Agreement shall specify the Period of Restriction for each Restricted Shares grant.

d. During the applicable Period of Restriction, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee and set forth in the Award Agreement (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee).

e. Unless otherwise determined by the Committee in its sole discretion and set forth in the Award Agreement, to the extent permitted or required by Applicable Law, as determined by the Committee, Participants holding Restricted Shares may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction.

f. Any such grant or sale of Restricted Shares may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional Restricted Shares, which may be subject to the same restrictions as the underlying Award.

g. Unless otherwise directed by the Committee, (i) all certificates representing Restricted Shares will be held in custody by the Company until all restrictions thereon have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Shares, or (ii) all uncertificated Restricted Shares will be in book entry form with appropriate restrictions entered into the records of the Company’s transfer agent relating to the transfer of such Restricted Shares, and any required notice shall be provided.

h. The Committee may provide in an Award Agreement that the Award of Restricted Shares is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Shares Award, the Participant shall be required to file promptly a copy of such election with the Company.

9.	Restricted Share Units.

Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant or sell Restricted Share Units to Participants in such number as the Committee shall determine. Each grant or sale of Restricted Share Units shall be evidenced by an Award Agreement and shall be subject to the following provisions:

a. Each such grant or sale of Restricted Share Units shall constitute the agreement by the Company to issue or deliver Shares to the Participant following the end of the Period of Restriction in consideration of the performance of services.

b. Each such grant or sale of Restricted Share Units may be made without additional consideration or in consideration of a payment by such Participant that is less than the Fair Market Value per Share at the Date of Grant.

c. The Award Agreement shall specify the Period of Restriction for each Restricted Share Unit grant.

d. Each Award Agreement shall set forth the payment date for the Restricted Share Units, which date shall not be earlier than the end of the applicable Period of Restriction.

e. The Award Agreement shall specify whether the Company shall pay earned Restricted Share Units by issuance or delivery of Shares or by payment in cash of an amount equal to the Fair Market Value of such Shares (or a combination thereof).

10.	Performance Shares and Performance Units.

Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Shares or Performance Units to Participants in such number as the Committee shall determine. Each grant of Performance Shares or Performance Units shall be evidenced by an Award Agreement and shall be subject to the following provisions:

a. Each Performance Unit shall have an initial dollar value determined by the Committee. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Date of Grant. The Committee shall set Performance Objectives in its sole discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units or Performance Shares that will be paid to the Participant.

b. The Award Agreement shall specify the Performance Period for each grant of Performance Shares and Performance Units.

c. Subject to the terms of the Plan, after the applicable Performance Period has ended, the holder of Performance Units or Performance Shares shall be entitled to receive payout on the value and number of Performance Units or Performance Shares earned by the Participant over the Performance

Period, to be determined as a function of the extent to which the corresponding Performance Objectives have been achieved.

d. Each Award Agreement shall set forth the date for settlement of the Performance Shares and Performance Units, which date shall not be earlier than the end of the Performance Period and following the Committee’s determination of actual performance against the Performance Objectives and related goals established by the Committee.

e. The Award Agreement shall specify whether the earned Performance Shares and earned Performance Units shall be paid by the Company by issuance or delivery of Shares, Restricted Shares or Restricted Share Units or by payment in cash of an amount equal to the Fair Market Value of such Shares (or a combination thereof).

11.	Other Stock-Based Awards.

a. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant or sell Other Stock-Based Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and awards valued by reference to the book value of Shares or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of, the Company. The Committee shall determine the terms and conditions of such awards, including the Period of Restriction, if applicable. Shares issued or delivered pursuant to an award in the nature of a purchase right granted under this Section 11 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other awards, notes or other property, as the Committee shall determine.

b. Cash awards, as an element of or supplement to any other Award granted under the Plan, may also be granted pursuant to this Section 11.

c. The Committee is authorized to grant Shares purely as a “bonus” and not subject to any restrictions or conditions, or to grant Shares or other Awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.

12.	Dividend Equivalents.

At the discretion of the Committee, Awards granted pursuant to the Plan may provide Participants with the right to receive Dividend Equivalents, which may be paid currently or credited to an account for the Participants, and may be settled in cash and/or Shares, as determined by the Committee in its sole discretion, subject in each case to such terms and conditions as the Committee shall establish. No Dividend Equivalents shall relate to Shares underlying a Stock Option or SAR unless such Dividend Equivalent rights are explicitly set forth as a separate arrangement and do not cause any such Stock Option or SAR to be subject to Section 409A of the Code.

13.	Compliance with Section 409A.

Awards granted under the Plan shall be designed and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code. To the extent that the Committee determines that any award granted under the Plan is subject to Section 409A of the Code, the Award Agreement shall incorporate the terms and conditions necessary to avoid the imposition of an additional tax under Section 409A of the Code upon a Participant. Notwithstanding any other provision of the Plan or any Award Agreement (unless the Award Agreement provides otherwise with specific reference to this Section): (i) an Award shall not be granted, deferred, accelerated, extended, paid out, settled, substituted or modified under the Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant; and (ii) if an Award is subject to Section 409A of the Code, and if the Participant holding the award is a “specified employee” (as defined in Section 409A of the Code, with such classification to be determined in accordance with the methodology established by the Company), no distribution or payment of any amount shall be made before a date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code) or, if earlier, the date of the Participant’s death. Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local, or non-United States law. The Company shall not be liable to any Participant for any tax, interest, or penalties the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

14.	Compliance with Section 162(m).

a. The Committee may specify that the granting, vesting or payment of an Award will be conditioned upon the degree of attainment of one or more Performance Objectives. If the Award is intended to qualify for the Performance-Based Exception, then the Performance Objectives shall be based on specified levels of or growth in one or more of the following criteria: earnings per share; segment profit; gross margin; operating or other expenses; earnings before interest and taxes (“EBIT”), earnings before interest, taxes, depreciation and amortization; free cash flow; net income; return on investment (determined with reference to one or more categories of income or cash flow and one or more categories of assets, capital or equity); stock price appreciation; viewer ratings or impressions; online revenue; online segment profit; website traffic; market share; and revenue.

b. The Performance Period for any Award that is intended to qualify for the Performance-Based Exception shall be specified in the Award Agreement. The Performance Objectives shall be established not later than 90 days after the beginning of the Performance Period or, if earlier, by the date which is no later than the date that 25% of the applicable Performance Period has elapsed.

c. Notwithstanding any other provision of the Plan, payment or vesting of any such Award shall not be made until the Committee certifies in writing that the applicable Performance Objectives and any other material terms of such Award were in fact satisfied in a manner conforming to applicable regulations under Section 162(m) of the Code. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated Performance Objectives, but the Committee may reduce the amount of compensation that is payable upon achievement of the designated Performance Objectives.

15.	Transferability.

a. Except as otherwise determined by the Committee pursuant to the provisions of Section 15(c), no Award or Dividend Equivalents paid with respect to Awards made under the Plan shall be transferable by the Participant except by will or the laws of descent and distribution; provided, that if so determined by the Committee, each Participant may, in a manner established by the Board or the Committee, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant and to receive Shares or other property issued or delivered under such Award. Except as otherwise determined by the Committee, Stock Options and SARs will be exercisable during a Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision.

b. The Committee may specify in an Award Agreement that part or all of the Shares that are to be issued or delivered by the Company upon the exercise of Stock Options or SARs, upon the termination of the Period of Restriction applicable to Restricted Shares or Restricted Share Units or upon payment under any grant of Performance Shares or Performance Units will be subject to further restrictions on transfer.

c. Notwithstanding Section 15(a), the Committee may determine that Awards (other than Incentive Stock Options) may be transferable by a Participant, without payment of consideration therefor by the transferee, only to any one or more family members (as defined in the General Instructions to Form S-8 under the Securities Act of 1933, or any successor provision) of the Participant; provided, however, that (i) no such transfer shall be effective unless reasonable prior notice (as specified by the Committee and set forth in the Award Agreement) thereof is delivered to the Company and such transfer is thereafter effected in accordance with any terms and conditions that shall have been made applicable thereto by the Board or the Committee, and (ii) any such transferee shall be subject to the same terms and conditions hereunder as the Participant.

16.	Adjustments.

In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation), such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend, the Committee shall cause there to be an equitable adjustment in the numbers of Shares specified in Section 3 of the Plan and, with respect to outstanding Awards, in the number and kind of Shares subject to outstanding Awards, the Exercise Price, Grant Price or other price of Shares subject to outstanding Awards, in each case to prevent dilution or enlargement of the rights of Participants. In the event of any other change in corporate capitalization, or in the event of a merger, consolidation, liquidation, or similar transaction, the Committee may, in its sole discretion, cause there to be an equitable adjustment as described in the foregoing sentence, to prevent dilution or enlargement of rights; provided, however, that, unless otherwise determined by the Committee, the number of Shares subject to any Award shall always be rounded down to a whole number. Notwithstanding the foregoing, the Committee shall not make any adjustment pursuant to this Section 16 that would (i) cause any Stock Option intended to qualify as an ISO to fail to so qualify; (ii) cause an Award that is otherwise exempt from Section 409A of the Code to become subject to Section 409A, or (iii) cause an Award that is subject to Section 409A of the Code to fail to satisfy the requirements of Section 409A. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

17.	Fractional Shares.

The Company shall not be required to issue or deliver any fractional Shares pursuant to the Plan and, unless otherwise provided by the Committee, fractional shares shall be settled in cash.

18.	Withholding Taxes.

To the extent required by Applicable Law, a Participant shall be required to satisfy, in a manner satisfactory to the Company or Subsidiary, as applicable, any withholding tax obligations that arise by reason of a Stock Option or SAR exercise, the vesting of or settlement of Shares under an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. The Company and its Subsidiaries shall not be required to issue or deliver Shares, make any payment or to recognize the transfer or disposition of Shares until such obligations are satisfied. The Committee may permit or require these obligations to be satisfied by having the Company withhold a portion of the Shares that otherwise would be issued or delivered to a Participant upon exercise of the Stock Option or SAR or upon the vesting or settlement of an Award, or by tendering Shares previously acquired, in each case having a Fair Market Value equal to the minimum amount required to be withheld or paid. Any such elections are subject to such conditions or procedures as may be established by the Committee and may be subject to disapproval by the Committee.

19.	Foreign Employees.

In order to facilitate the making of any grant or combination of grants under the Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom.

Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of the Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose, and the Corporate Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as the Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of the Plan as then in effect unless the Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.

20.  Change in Control.

a. Except as otherwise provided in a Participant’s Award Agreement or pursuant to Section 20(b), upon the occurrence of a Change in Control, unless otherwise specifically prohibited under Applicable Laws:

(i) any and all outstanding Stock Options and SARs granted hereunder shall become immediately vested and exercisable and shall remain exercisable for the full duration of their term;

(ii) any Period of Restriction or other restriction imposed on Restricted Shares, Restricted Share Units, and Other Stock-Based Awards shall immediately lapse; and

(iii) any and all Performance Shares, Performance Units and other Awards (if performance-based) shall immediately vest in full at the target level.

b. In connection with a Change in Control, the Committee may, in its sole discretion, either by the terms of the Award Agreement applicable to any Award or by resolution adopted prior to the occurrence of the Change in Control, provide that any outstanding Award (or a portion thereof) shall, upon the occurrence of such Change in Control, be cancelled in exchange for a payment in cash in an amount based on the Fair Market Value of the Shares subject to the Award (less any Exercise Price or Grant Price), which amount may be zero (0) if applicable.

c. Except as otherwise provided in a Participant’s Award Agreement, upon the occurrence of a Subsidiary Disposition, unless otherwise specifically prohibited under Applicable Laws, the provisions of Sections 20(a) and (b) shall apply to outstanding Awards held by those Participants who are at the time engaged primarily in continuous service with the Subsidiary involved in such Subsidiary Disposition.

21.  Termination for Cause.

a. If a Participant’s employment or service is terminated by the Company or a Subsidiary for Cause, as determined by the Committee in its sole discretion, then, promptly upon receiving notice of the Committee’s determination, the Participant shall:

(i) forfeit that Award to the extent then held by the Participant;

(ii) return to the Company or the Subsidiary all Shares that the Participant has not disposed of that had been acquired pursuant to that Award, in exchange for payment by the Company or the Subsidiary of any amount actually paid therefor by the Participant; and

(iii) with respect to any Shares acquired pursuant to that Award that were disposed of, pay to the Company or the Subsidiary, in cash, the excess, if any, of: (A) the Fair Market Value of the Shares on the date acquired, over (B) any amount actually paid by the Participant for the Shares.

b. To the extent that such amounts are not immediately returned or paid to the Company as provided herein, the Company may, to the extent permitted by law, seek other remedies, including a set off of the amounts so payable to it against any amounts that may be owing from time to time by the Company or a Subsidiary to the Participant for any reason, including, without limitation, wages, or vacation pay or other benefits; provided, however, that, except to the extent permitted by Treasury Regulation Section 1.409A-3(j)(4), such offset shall not apply to amounts that are “deferred compensation” within the meaning of Section 409A of the Code.

22.	Amendment, Modification and Termination.

a. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no alteration or amendment that requires shareholder approval in order for the Plan to continue to comply with the New York Stock Exchange rules or any rule promulgated by the SEC or any other securities exchange on which Shares are listed or any other Applicable Laws shall be effective unless such amendment shall be approved by the requisite vote of shareholders of the Company entitled to vote thereon within the time period required under such applicable listing standard or rule.

b. The Committee may in its sole discretion at any time (i) provide that all or a portion of a Participant’s Stock Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable; (ii) provide that all or a part of the Period of Restriction or other time-based vesting restrictions on all or a portion of the outstanding Awards shall lapse, and/or that any Performance Objectives or other performance-based criteria with respect to any Awards shall be deemed to be wholly or partially satisfied; or (iii) waive any other limitation or requirement under any such Award, in each case, as of such date as the Committee may, in its sole discretion, declare. Unless otherwise determined by the Committee, any such adjustment that is made with respect to an Award that is intended to qualify for the Performance-Based Exception shall be made at such times and in such manner as will not cause such Awards to fail to qualify under the Performance-Based Exception. Additionally, the Committee shall not make any adjustment pursuant to this Section 22(b) that would cause an Award that is otherwise exempt from Section 409A of the Code to become subject to Section 409A; or that would cause an Award that is subject to Section 409A of the Code to fail to satisfy the requirements of Section 409A.

c. Except for adjustments made pursuant to Section 16, the Board or the Committee will not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding Stock Option or SAR to reduce the Exercise Price or Grant Price, respectively. No Stock Option or SAR will be cancelled and replaced with awards having a lower Exercise Price or Grant Price, respectively, or for another Award, or for cash without further approval of the shareholders of the Company, except as provided in Section 16. Furthermore, no Stock Option or SAR will provide for the payment, at the time of exercise, of a cash bonus or grant or sale of another Award without further approval of the shareholders of the Company. This Section 22(c) is intended to prohibit the repricing of “underwater” Stock Options or SARs without shareholder approval and will not be construed to prohibit the adjustments provided for in Section 16.

d. Notwithstanding any other provision of the Plan to the contrary (other than Section 16, 21(b) and 22(e)), no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award. Notwithstanding the preceding sentence, any ISO granted under the Plan may be modified by the Committee to disqualify such Stock Option from treatment as an “incentive stock option” under Section 422 of the Code.

e. Notwithstanding any other provision of the Plan to the contrary, the Committee shall be authorized to make minor or administrative amendments to the Plan and may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future Applicable Law (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated there under.

23.	Applicable Laws.

The obligations of the Company with respect to Awards under the Plan shall be subject to all Applicable Laws and such approvals by any governmental agencies as the Committee determines may be required. The Plan and each Award Agreement shall be governed by the laws of the State of Ohio, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, Participants are deemed to submit to the exclusive jurisdiction and venue of the state courts of Hamilton County, Ohio and the federal courts in the Southern District of Ohio, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

24.	Substitute Awards for Awards Granted by Other Entities.

Substitute Awards may be granted under the Plan for grants or awards held by employees of a company or entity who become Employees or Directors of the Company or a Subsidiary as a result of the acquisition, merger or consolidation of the employer company by or with the Company or a Subsidiary. Except as otherwise provided by Applicable Law and notwithstanding anything in the Plan to the contrary, the terms, provisions and benefits of the Substitute Awards so granted may vary from those set forth in or required or authorized by the Plan to such extent as the Committee at the time of the grant may deem appropriate to conform, in whole or part, to the terms, provisions and benefits of grants or awards in substitution for which they are granted.

25.	Miscellaneous.

a. Except with respect to Stock Options and SARs, the Committee may permit Participants to elect to defer the issuance or delivery of Shares or the settlement of Awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of the Plan. The Committee also may provide that deferred issuances and settlements include the payment or crediting of Dividend Equivalents or interest on the deferral amounts. All elections and deferrals permitted under this provision shall comply with Section 409A of the Code, including setting forth the time and manner of the election (including a compliant time and form of payment), the date on which the election is irrevocable, and whether the election can be changed until the date it is irrevocable.

b. The Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor shall it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time. No Employee or Director shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive future Awards.

c. Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right or title to any assets, funds or property of the Company or any Subsidiary, including without limitation, any specific funds, assets or other property which the Company or any Subsidiary may set aside in anticipation of any liability under the Plan. A Participant shall have only a contractual right to an Award or the amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

d. If any provision of the Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended or limited in scope to conform to Applicable Laws or, in the discretion of the Committee, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

e. By accepting any benefit under the Plan, each Participant and each person claiming under or through any such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Committee, the Board or the Company, in any case in accordance with the terms and conditions of the Plan.

f. No Participant or any eligible Employee or Director shall have any claim to be granted any Award under the Plan. No Participant shall have any rights as a shareholder with respect to any Shares subject to Awards granted to him or her under the Plan prior to the date as of which he or she is actually recorded as the holder of such Shares upon the stock records of the Company.

g. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Subsidiary unless provided otherwise in such other plan.

h. All obligations of the Company under the Plan and with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or other event, or a sale or disposition of all or substantially all of the business and/or assets of the Company and references to the “Company” herein and in any Award agreements shall be deemed to refer to such successors.

■	The E.W. Scripps Company	■
ANNUAL MEETING OF SHAREHOLDERS

Date:	May 13, 2010
Time:	10:00 A.M. (EST)
Place:	The Queen City Club, 331 East Fourth Street, Cincinnati, OH 45202
Proxy for Common Voting Shares
See Voting Instruction on Reverse Side.
Please make your marks like this: ☒ Use dark black pencil or pen only
Board of Directors Recommends a Vote FOR proposal 1 and 2.

1:	Election of Directors
	01 Richard A. Boehne	04 Mary McCabe Peirce
	02 John H. Burlingame	05 Nackey E. Scagliotti
	03 John W. Hayden	06 Paul K. Scripps

Vote For	Withhold Vote	*Vote For
All Nominees	From All Nominees	All Except

☐	☐	☐

*	INSTRUCTIONS: To withhold authority to vote for any nominee, mark the “Exception” box and write the number(s) in the space provided to the right

		For	Against	Abstain	Directors Recommend ê
2:	With Respect to, Adopting the Company’s 2010 Long-Term Incentive Plan.	☐	☐	☐	For

	To attend the meeting and vote your shares in person, please mark this box.	☐

■	Authorized Signatures - This section must be completed for your Instructions to be executed.	■

	Please Sign Here	Please Date Above

	Please Sign Here	Please Date Above
Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

     The E.W. Scripps Company
Annual Meeting of Shareholders
to be held on Thursday, May 13, 2010
for Holders as of March 19, 2010

INTERNET	TELEPHONE 866-390-9954

Go To
www.proxypush.com/ssp
• Cast your vote online.	OR	• Use any touch-tone telephone.
• View Meeting Documents.		• Have your Voting Instruction Form ready.
• Follow the simple recorded instructions.
MAIL

OR	• Mark, sign and date your Voting Instruction Form.
• Detach your Voting Instruction Form.
• Return your Voting Instruction Form in the
postage-paid envelope provided.
By signing the proxy, you revoke all prior proxies and appoint Timothy E. Stautberg and Mary Denise Kuprionis, each of them acting in the absence of the other, with full power of substitution to vote your shares on matters shown on the Voting Instruction form and any other matters that may come before the Annual Meeting and all adjournments.
All votes must be received by 5:00 P.M., Eastern Time, May 12, 2010.

PROXY TABULATOR FOR

THE E.W. SCRIPPS COMPANY
P.O. Box 8016
CARY, NC 27512-9903

EVENT #

CLIENT #

OFFICE #

Revocable Proxy — The E.W. Scripps Company
Annual Meeting of Shareholders
May 13, 2010, 10:00 a.m. (EST)
This Proxy is Solicited on Behalf of the Board of Directors
The undersigned appoints Timothy E. Stautberg and Mary Denise Kuprionis, each with full power of substitution, to act as proxies for the undersigned, and to vote all Common Voting Shares that the undersigned is entitled to vote at the Annual Meeting of Shareholders on Thursday, May 13, 2010 at 10:00 a.m. at The Queen City Club, 331, East Fourth Street, Cincinnati, OH 45202, and any and all adjournments thereof, as set forth below.
This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted:
FOR the nominees for directors specified and
FOR adoption of the Company’s 2010 Long-Term Incentive Plan
(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

■	The E.W. Scripps Company	■
ANNUAL MEETING OF SHAREHOLDERS

Date:	May 13, 2010
Time:	10:00 A.M. (EST)
Place:	The Queen City Club, 331 East Fourth Street, Cincinnati, OH 45202
Proxy for Class A Common Shares
See Voting Instruction on Reverse Side.
Please make your marks like this: ☒ Use dark black pencil or pen only
Board of Directors Recommends a Vote FOR proposal 1.

1: Election of Class A Directors
01 Roger L. Ogden	03 Kim Williams
02 J. Marvin Quin

Vote For	Withhold Vote	*Vote For
All Nominees	From All Nominees	All Except

☐	☐	☐

* INSTRUCTIONS: To withhold authority to vote for any nominee, mark the “Exception” box and write the number(s) in the space provided to the right.

	To attend the meeting and vote your shares in person, please mark this box.	☐

■	Authorized Signatures - This section must be completed for your Instructions to be executed.	■

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above
Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

The E.W. Scripps Company
Annual Meeting of Shareholders
to be held on Thursday, May 13, 2010
for Holders as of March 19, 2010

INTERNET	TELEPHONE
Go To	866-390-9954
www.proxypush.com/ssp

• Cast your vote online. • View Meeting Documents.	OR	• Use any touch-tone telephone. • Have your Voting Instruction Form ready. • Follow the simple recorded instructions.
MAIL

OR	• Mark, sign and date your Voting Instruction Form. • Detach your Voting Instruction Form. • Return your Voting Instruction Form in the postage-paid envelope provided.
By signing the proxy, you revoke all prior proxies and appoint Timothy E. Stautberg and Mary Denise Kuprionis, each of them acting in the absence of the other, with full power of substitution to vote your shares on matters shown on the Voting Instruction form and any other matters that may come before the Annual Meeting and all adjournments.
All votes must be received by 5:00 P.M., Eastern Time, May 12, 2010.

PROXY TABULATOR FOR

THE E.W. SCRIPPS COMPANY
P.O. Box 8016
CARY, NC 27512-9903

EVENT #

CLIENT #

OFFICE #

Revocable Proxy — The E.W. Scripps Company
Annual Meeting of Shareholders
May 13, 2010, 10:00 a.m. (EST)
This Proxy is Solicited on Behalf of the Board of Directors
The undersigned appoints Timothy E. Stautberg and Mary Denise Kuprionis, each with full power of substitution, to act as proxies for the undersigned, and to vote all Class A Common Shares that the undersigned is entitled to vote at the Annual Meeting of Shareholders on Thursday, May 13, 2010 at 10:00 a.m. at The Queen City Club, 331, East Fourth Street, Cincinnati, OH 45202, and any and all adjournments thereof, as set forth below.
This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted:
FOR the nominees for directors specified
(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)